20

                              CONSTRUCTION CONTRACT


                                       FOR


                                PHASE 2 BUILDING
                           NATIONAL INSTRUMENTS TRACT
                          AUSTIN, TRAVIS COUNTY, TEXAS


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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1      THE CONTRACT DOCUMENTS .....................................   2

ARTICLE 2      THE WORK ...................................................   2

ARTICLE 3      RELATIONSHIP OF THE PARTIES ................................   5

ARTICLE 4      DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION ............   5

ARTICLE 5      CONTRACT SUM ...............................................   7

ARTICLE 6      CHANGES IN THE WORK ........................................   8

ARTICLE 7      COSTS TO BE REIMBURSED .....................................   8

ARTICLE 8      COSTS NOT TO BE REIMBURSED .................................  12

ARTICLE 9      DISCOUNTS, REBATES AND REFUNDS .............................  13

ARTICLE 10     SUBCONTRACTS AND OTHER AGREEMENTS ..........................  14

ARTICLE 11     ACCOUNTS AND RECORDS .......................................  14

ARTICLE 12     PROGRESS PAYMENTS ..........................................  15

ARTICLE 13     FINAL PAYMENT ..............................................  18

ARTICLE 14     MISCELLANEOUS PROVISIONS ...................................  19

ARTICLE 15     TERMINATION OR SUSPENSION ..................................  21

ARTICLE 16     ARBITRATION ................................................  23

        EXHIBIT "A"    LEGAL DESCRIPTION
        EXHIBIT "B"    PLANS AND SPECIFICATIONS
        EXHIBIT "C"    SITE INFORMATION PROVIDED TO THE CONTRACTOR
        EXHIBIT "D"    ARCHITECTURAL TEAM
        EXHIBIT "E"    SUBCONTRACTOR ARBITRATION PROVISIONS

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                                    AGREEMENT




made effective as of the 12th day of May in the year of Nineteen Hundred and Ninety- seven






BETWEEN the Owner:                    NATIONAL INSTRUMENTS CORPORATION
                                      6504 Bridge Point Parkway
                                      Austin, Texas  78730-5039



and the Contractor:                   WHITE CONSTRUCTION CO.
                                      6907 Capital of Texas Highway North
                                      Suite 250
                                      Austin, Texas 78731



the Project is:                       Phase 2 Building located on
                                      National Instruments Tract in
                                      Austin, Travis County, Texas



the Architect is:                     RTG/PARTNERS, INC.
                                      901 MoPac Expressway
                                      Barton Oaks Plaza Two, Suite 100
                                      Austin, Texas  78746







The Owner and the Contractor agree as set forth below.

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                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents are set forth in Subparagraph 1.1.1 of the General Conditions. The Contract consists of the Contract Documents and represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. If anything in the Contract Documents is inconsistent, this Agreement shall govern.


                                    ARTICLE 2
                                    THE WORK

2.1 The Contractor shall execute the entire work (the "Work") required by the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others. The Contractor shall perform or cause to be performed all the Work required by the Contract Documents for furnishing all labor, equipment, materials and supervision to construct the Project located on the 62.250 acre tract of land described on Exhibit "A" attached hereto. The Contractor shall act in the capacity of general contractor of the construction of the Project.

2.2 Without limiting the foregoing, the Contractor shall be responsible for the following:

        2.2.1 The services which are necessary to complete the Work in accordance with the plans, drawings and specifications described in Exhibit "B" attached hereto.

        2.2.2 The development of an estimate of the Cost of the Work (the "Project Budget") which will incorporate the Guaranteed Maximum Price, setting forth the total construction cost of the Work. The Project Budget shall set forth the estimated Cost of the Work (as defined in Article 7 below) and the Contractor's Fee (as defined in Article 5 below).

        2.2.3 Developing a project schedule which shall set forth a schedule for the performance of the Work (the "Project Schedule"), as more particularly set forth in the General Conditions.

        2.2.4 Revising and updating, at least monthly, the Project Budget, an estimated draw schedule and the Project Schedule; submitting bills and supporting documentation, as required herein at least monthly; and providing the Owner with an executive summary on the status

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                of the Work. For purposes of this  Agreement,  the defined terms
                "Project Schedule" and "Project Budget" shall mean the latest version of each of these developed and approved in accordance with this Agreement. With respect to the Project Schedule, the Owner's approval is required for every change which may affect the Date of Substantial Completion, as defined in Paragraph 4.3 below.

        2.2.5 Selecting subcontractors in accordance with this Agreement and supervising and enforcing the performance of subcontracts.

        2.2.6 Causing the Work to be performed in order to substantially complete the Project within the Contract Time as set forth in Paragraph 4.2 below.


        2.2.7 Procuring the labor, materials and equipment necessary in order to complete the Project within the Contract Time as set forth in Paragraph 4.2 below.

        2.2.8 Obtaining all building and construction permits, certificates of occupancy and approvals which are necessary for the construction, occupancy and use of the Project. In obtaining such permits, the Contractor shall not submit a permit application unless the application has been approved in advance and signed by the Owner. The Contractor is not responsible for obtaining zoning, subdivision or site plan approvals.

        2.2.9 Constructing all on-site street and utility system improvements which may be required by an applicable governmental authority or utility for the construction and operation of the Project as provided in the Contract Documents.

        2.2.10 Providing notes of Project meetings (within three [3] working days after such meeting), and providing superintendent daily reports, to which the Owner shall have access at all times.

        2.2.11 Keeping the Project area free from the accumulation of waste materials, surplus excavation materials, or rubbish caused by the Contractor's operations. At the completion of the Work, the Contractor shall remove all waste material, surplus excavation material, and rubbish from and around the Project as well as all tools, construction equipment, machinery and surplus material.

        2.2.12 Giving all notices and complying with all regulations, laws and ordinances enacted at the date of execution of the Contract and

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                during the term of this Agreement,  which relate to the Work and are required by law to be complied with. The preceding sentence shall not apply to discovered environmental conditions not caused by the Contractor or any subcontractor. Any environmental conditions discovered by the Contractor or any subcontractor shall be reported to the Owner only. Notwithstanding the foregoing, the Owner will look solely to the Architect to ensure that all plans and specifications contained in the Contract Documents comply with all regulations, laws and ordinances.

        2.2.13 Taking reasonable precautions for the safety of the Contractor's employees on the Work, and complying with all applicable provisions of federal, state and municipal safety laws which are intended to prevent accidents or injury to persons on, about or adjacent to the site. The Contractor shall erect and properly maintain, at all times, as reasonably required by the conditions and progress of the Work, safeguards for the protection of workmen and the public. It is understood and agreed, however, that the Contractor shall have no responsibility for the elimination or abatement of safety hazards found to exist on the site of the Project which are created or otherwise resulting from the Work at the site carried on by other persons or firms directly employed by the Owner as separate contractors or by the Owner, except to the extent that the Contractor fails to notify the Owner of the existence of such safety hazard following the time such safety hazard is discovered, or should have been discovered, by the Contractor. However, the Contractor shall immediately notify the Owner in writing of any safety hazards created by or resulting from the actions or omissions of any third parties or the Owner of which the Contractor is aware or should be aware.

        2.2.14 Determining the requirements (including reporting requirements) of and fully complying with all laws, regulations, ordinances, codes and similar governmental rules, of local, state and federal governments and agencies, which are enacted as of the date of execution of this Agreement or subsequently enacted during the term of this Agreement, and which are applicable to the construction of the Project (the "Governmental Rules").

        2.2.15  Accounting  for  all  Cost  of  the  Work  as  required  herein;
                inspecting the performance of all Work performed by subcontractors and determining whether such Work conforms to the Contract Documents and Project Schedule; and performing all other reporting obligations of the Contractor set forth in this Agreement.


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        2.2.16  Taking  appropriate steps to address all matters relating to the site and its conditions as contained in the information and studies referred to on Exhibit "C" attached hereto.

2.3     The Owner shall be responsible for the following matters:

        2.3.1   The  Owner  shall be  responsible  for the cost of any legal and accounting services required by the Owner in connection with monitoring the performance of the Work by the Contractor, except as provided in Paragraph 11.2 and except for attorneys' fees
                incurred  in  connection   with   enforcing  or  defending  this
                Agreement.

        2.3.2 The Owner shall have no contractual obligations to or control over any subcontractor and shall direct such subcontractors only through the Contractor.

        2.3.3 The Owner agrees to cause any separate contractors and tenants, as well as its own representatives and forces, to abide by and fully adhere to all applicable provisions of federal, state and municipal safety laws and regulations and to comply with all reasonable requests and directions of the Contractor for the elimination or abatement of any safety hazards at the site.


                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Owner, the Architect, and the Owner's other consultants and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to make best efforts to furnish at all times an adequate supply of qualified and suitable subcontractors and equipment; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by timely furnishing and approving information required by the Contractor.


                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement shall be the later of (i) ten (10) days following the Owner's delivery to the Contractor of written notice to proceed with the Work and (ii) two (2) days following the issuance of the

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        building  permit for the Project.  If the date of  commencement  has not occurred by June 1, 1997, this Agreement shall automatically terminate, and neither party shall be liable to the other for any obligations or costs related to the Project or this Agreement.

4.2     The  Contractor  shall  use its  best  efforts  to  achieve  Substantial
        Completion of the entire Project not later than three hundred thirty-five (335) days following the date of commencement as established in Paragraph 4.1 above, subject to adjustments as provided in the Contract Documents. As used herein, the term "Contract Time" shall refer to the time period set forth above during which the Contractor is required to achieve Substantial Completion of the Project. The Contractor shall pay to the Owner as liquidated damages One Thousand and No/100 Dollars ($1,000.00) for each day past the Contract Time that the Contractor has not achieved Substantial Completion of the Project. The foregoing liquidated damages are established as an estimate of the damages to the Owner, and not as a penalty, for late completion of the Project in view of the difficulty of accurately determining damages to the Owner for late completion of the Project.

4.3 "Substantial Completion" of the Work shall be determined and is defined as stated in Paragraph 9.8 of the General Conditions. The "Date of Substantial Completion" is the date upon which such determination is made by the Owner and the Architect. Notwithstanding the foregoing, in no event shall the Date of Substantial Completion occur before an unconditional certificate of occupancy for the Project has been issued by the City of Austin. Substantial Completion shall not occur until the Owner and the Architect have signed a Certificate of Substantial Completion establishing that the above conditions have been met. The Owner acknowledges that upon Substantial Completion, there may be Work which is not complete and will be listed on a "punch list" to be completed after the Date of Substantial Completion. The Owner shall sign a Certificate of Substantial Completion once Substantial Completion of the Work as defined above has occurred.

4.4 The Contractor shall be responsible for performing the Work in accordance with the requirements of the Project Schedule. If, at any time, the Contractor determines that the Work is not proceeding in accordance with the Project Schedule, the Contractor shall immediately advise the Owner in writing and shall communicate to the Owner the steps being undertaken by the Contractor to catch up on the Work which is late and to thereafter maintain the performance of the Work in accordance with the Project Schedule.

4.5 Within ten (10) days after the Date of Substantial Completion, the Owner, the Architect and the Contractor will conduct a thorough inspection and examination of the Project, to determine which elements of the Work, if any,

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        have not been  completed  in  accordance  with the  Contract  Documents.
        Within this period of time, the Owner shall submit to the Contractor a written statement of the particular items of the Work which have not been completed in accordance with the Contract Documents. The Contractor agrees to perform the items of the Work set forth on the Owner's list of uncompleted items within thirty (30) days after the submission of the Owner's list to the Contractor. The list of uncompleted elements of the Work shall include only those items which a visual inspection can reveal and, if the Owner subsequently discovers that there are other items of the Work which are not complete, then the Owner may give a subsequent listing(s) of such other uncompleted items to the Contractor and the Contractor shall complete such other items within thirty (30) days after the receipt of the Owner's list. The giving by the Owner to the Contractor of a list(s) of uncompleted items and the completion of such work by the Contractor shall in no way expand or limit the Contractor's warranty set forth herein.


                                    ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the following amounts (the "Contract Sum"), consisting of the Cost of the Work as defined in Article 7 and the Contractor's profit (the "Contractor's Fee"). The Contractor's Fee shall be equal to three percent (3%) of the Cost of the Work. The Owner shall not be responsible for any other claimed costs or expenses of the Contractor unless expressly provided for elsewhere herein.

5.2 This Agreement is subject to a Guaranteed Maximum Price of twenty-three million four hundred seventy-two thousand seven hundred nine and No/100 Dollars ($23,472,709) (which is the maximum Contract Sum). The Guaranteed Maximum Price shall be equitably adjusted downward for any items within the Contractor's scope of Work (including utilities) which are provided by the Owner without charge or cost to the Contractor. Such adjustment shall also include the portion of the Contractor's Fee attributable to the portion of the Work provided by the Owner.

5.3 The Cost of the Work shall be kept as low as reasonably possible by the Contractor.

        5.3.1 The Contractor will use its best efforts to control the Cost of the Work and the ultimate cost of the Project, while meeting the requirements of the Owner and the standards of performance required by the Contract Documents. The Contractor will use its best efforts to control costs and will recommend to the Owner

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                cost  savings  changes  in the design  and  construction  of the
                Project in its development of the Contract Documents. The Contractor agrees that in order to meet the Contract Time, it
                may  be  necessary  to  perform   portions  of  the  Work  using
                multi-shifts.  The Owner  acknowledges  that  performance of the
                Work  in  multi-shifts   may  incur   additional  costs  to  the
                Contractor. However, in no event will such costs increase the Guaranteed Maximum Price.

        5.3.2 Upon the date of final payment (as set forth in Article 13 below), to the extent that the Contract Sum is less than the Guaranteed Maximum Price, the Contractor shall, in addition to any other amounts then owed by the Owner to the Contractor, be paid the lesser of (a) thirty-five percent (35%) of the amount, if any, by which the Guaranteed Maximum Price exceeds the Contract Sum, and (b) Seventy-five Thousand and No/100 Dollars ($75,000.00). The balance of any such difference between the Guaranteed Maximum Price and the Contract Sum shall be retained by the Owner. If at any time after disbursement of such incentive compensation the Contractor should incur any additional Cost of the Work reimbursable hereunder, the Owner shall promptly reimburse the Contractor sixty-five percent (65%) of the total of such additional Cost of the Work up to a maximum amount not to exceed sixty-five percent (65%) of the amount, if any, by which the Guaranteed Maximum Price exceeds the Contract Sum.


                                    ARTICLE 6
                               CHANGES IN THE WORK

6.1 Adjustments to the Guaranteed Maximum Price, the Contract Time, and other schedule requirements on account of changes in the Work may be determined by any of the methods listed in the General Conditions or as otherwise indicated in the Contract Documents.

6.2 In calculating adjustments to this Agreement, the terms "cost" and "costs" as used in the provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement.


                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term "Cost of the Work" shall mean only those costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the

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        Work shall include only the items set forth in this Article 7. If a cost is covered by more than one provision of this Article 7, such cost shall be chargeable only once.

        7.1.1   LABOR COSTS

                7.1.1.1 Wages of construction  workers directly  employed by the
                        Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

                7.1.1.2 Wages  or  salaries  of  the  Contractor's   supervisory
                        personnel when stationed at the site with the Owner's agreement.

                7.1.1.3 Wages  and  salaries  of  the  Contractor's  supervisory personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

                7.1.1.4 Costs  paid or  incurred  by the  Contractor  for taxes, insurance, contributions, bonuses (up to an aggregate maximum amount of Forty Thousand and No/100 Dollars [$40,000.00]), assessments and benefits required by law and for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Subparagraphs 7.1.1.1, 7.1.1.2 and 7.1.1.3 above.

        7.1.2   SUBCONTRACT   COSTS.   Payments   made  by  the   Contractor  to
                subcontractors in accordance with the requirements of the subcontracts.

        7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION


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                7.1.3.1 Costs,   including   transportation   of  materials  and
                        equipment incorporated or to be incorporated in the completed construction.

                7.1.3.2 Costs   of   materials   described   in  the   preceding
                        Subparagraph 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be returned for such credit as may be available or sold by the Contractor at a public sale unless the Owner agrees otherwise. Amounts realized, if any, from such sales or returns shall be credited to the Owner as a deduction from the Cost of the Work.

        7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

                7.1.4.1 Costs,    including    transportation,     installation,
                        maintenance, dismantling and removal of materials, supplies, fuel, electricity, heat and other utilities, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

                7.1.4.2 Rental  charges  for  temporary  facilities,  machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the
                        Contractor  at  the  site,   whether   rented  from  the
                        Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of

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                        equipment  rented shall be consistent  with rates in the
                        Austin, Texas area.

                7.1.4.3 Costs of removal of nonhazardous debris from the site.

                7.1.4.4 Costs of telegrams and  long-distance  telephone  calls, facsimile machines (but excluding any per page or per transmission charge), postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

                7.1.4.5 That portion of the  reasonable  travel and  subsistence expenses of the Contractor's personnel incurred while traveling from Austin to points outside of Austin in discharge of duties connected with the Work.

        7.1.5   MISCELLANEOUS COSTS

                7.1.5.1 That portion  directly  attributable  to the Contract of premiums for insurance and bonds.

                7.1.5.2 Sales,  use or similar taxes  imposed by a  governmental authority which are related to the Work and for which the Contractor is liable or obligated by law to collect.

                7.1.5.3 Fees and  assessments  for the  building  permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to obtain or which the Contractor is required by law to obtain.

                7.1.5.4 Fees of testing  laboratories  for tests required by the
                        Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraph 7.2.2 below.

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                7.1.5.5 Royalties  and  license  fees  paid  for  the  use  of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

                7.1.5.6 Deposits  lost for causes  other  than the  Contractor's fault or negligence or that of its subcontractors.

        7.1.6   OTHER COSTS.

                7.1.6.1 Other costs  incurred in the  performance of the Work if and to the extent approved in advance in writing by the Owner.

                7.1.6.2 Cost of overtime  premium and other  acceleration  costs required to meet the Project Schedule.

7.2     EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

        The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

        7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency not caused or created by Contractor or its subcontract affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

        7.2.2 Costs to correct defective or nonconforming Work which is not corrected by a material supplier or subcontractor, but excluding the cost of correcting defective or nonconforming Work where such cost is recoverable by the Contractor from a subcontractor or a material supplier.


                                    ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1     The Cost of the Work shall not include:

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        8.1.1   Salaries and other  compensation of the  Contractor's  personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Subparagraphs 7.1.1.2 and 7.1.1.3.

        8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

        8.1.3 Overhead and general expenses, personnel bonuses in excess of Forty Thousand and No/100 Dollars ($40,000.00) in the aggregate and professional fees except as may be expressly included in
                Article 7.

        8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

        8.1.5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 7.1.4.2.

        8.1.6 Disposal and replacement of materials and equipment incorrectly ordered or supplied, cleanup of any hazardous waste brought onto the site by the Contractor or any of its subcontractors or created during the performance of the Work, and making good damage to property not forming part of the Work.

        8.1.7   [Deleted]

        8.1.8   Any cost not specifically and expressly described in Article 7.

        8.1.9 Costs which would cause the Guaranteed Maximum Price to be exceeded.



                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 All cash discounts shall accrue to the Contractor unless the Owner deposits funds with the Contractor with which to make payments, in which case the cash discounts shall accrue to the Owner. All trade discounts, rebates and refunds, and all returns from sale of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

                                      13

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                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not perform with the Contractor's own personnel shall be performed under subcontracts or other appropriate agreements between the Contractor and subcontractors. The Contractor shall obtain bids from subcontractors and shall deliver such bids to the Owner. The Owner will then determine, with the recommendation of the Contractor and the Owner's other consultants, which bids will be accepted but the Contractor shall not be required to contract with any subcontractor to which it has any reasonable objection. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Contractor may obtain bids from other acceptable bidders. All bidders shall be pre-approved by the Owner prior to being placed on the bid list.

10.2 Subcontracts or other agreements shall conform to the payment provisions of Article 12 below and shall not be awarded without the prior written consent of the Owner.

10.3 The Contractor shall prepare a list of prequalified subcontractors which list shall be approved in writing by the Owner prior to solicitation of subcontract bids. All Work shall be awarded based on three (3) or more written competitive bids signed by bidders and received for that Work using the Contractor's standard subcontract. Verbal bids will not be accepted by the Owner. All bids shall be opened with the Owner's representative in attendance. Other bidding procedures, if any, will be determined jointly by the Owner and the Contractor.

                                   ARTICLE 11
                              ACCOUNTS AND RECORDS

11.1 The Contractor shall keep full and detailed accounts and records and exercise such controls as may be necessary for proper financial management under this Agreement. The accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants, including the Owner's internal accountants, shall be afforded full and immediate access to and the right to audit the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Agreement. The Contractor shall preserve the foregoing information and records until authorized in writing by the Owner to either destroy such information and records or transfer such information and records to the Owner at the Owner's expense. At a minimum, the information and records shall be maintained for a period of six (6) years after final payment.


                                       14

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11.2    In the event the Owner  conducts  an audit of the  Contractor's  Project cost accounting information, using a qualified independent firm of certified public accountants and such audit reveals that the Contractor has billed the Owner under this Agreement for amounts which exceed the actual amounts which the Contractor should have billed the Owner, by one percent (1%) or more of the amounts the Contractor should have billed the Owner, then the Contractor shall be responsible for reimbursing the Owner for the cost of the audit. In other events, the Owner shall be responsible for the cost of the audit. In all events, the Contractor shall be responsible for reimbursing the Owner for any overpayment, regardless of the amount of overpayment. In the event such audit reveals that the Contractor has underbilled the Owner, then the Owner shall reimburse the Contractor for the amount underbilled.

11.3 The Contractor shall use good faith efforts to provide in each subcontract a right for the Owner to audit all books, records, accounts and other data relating to such subcontract. The Contractor shall advise the Owner of any subcontract which does not contain this right to audit before the Contractor enters into such subcontract.


                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect and approved by the Owner, the Owner shall make progress payments on account of the

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        Contract Sum to the  Contractor  as provided  below and elsewhere in the
        Contract Documents. The Owner shall approve of all Certificates for Payment which meet all of the requirements of the Contract. The Architect and the Owner are obligated to approve or disapprove of each Application for Payment no later than the fifteenth (15th) day following the submission by the Contractor of such Application for Payment.

12.2 The period covered by each Application for Payment shall be one (1) month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received and approved, as provided in Paragraph 12.1 above, not later than the fifteenth (15th) day of a month, the Owner shall make payment to the Contractor not later than the tenth (10th) day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Application for Payment is so received and approved.

12.4 With each Application for Payment, the Contractor shall prepare and submit partial lien waivers and any other evidence (such as payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached) required by the Owner, the lender providing interim construction financing for the Project ("Owner's Lender"), the Architect or American Realty Corporation ("ARS") to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee: plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments. The second such Application for Payment must be forwarded to Owner's Lender together with a foundation survey and inspecting Architect's certificate and the time for payment pursuant to Paragraph 12.3 shall not commence to run until such items are submitted to Owner's Lender. Partial lien waivers for subcontractors and materialmen shall cover all such persons through the immediate preceding pay period only and need not cover the present pay period unless it is the final payment, in which case final lien waivers must be delivered.

12.5    GUARANTEED MAXIMUM PRICE

        12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various

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                portions of the Work,  except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect and ARS may require. This schedule, unless objected to by the Architect or ARS, shall be used as a basis for reviewing the Contractor's Application for Payment.

        12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the percentage of that portion of the Work which has actually been completed.

        12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

                12.5.3.1Take  that  portion  of  the  Guaranteed  Maximum  Price properly allocable to completed work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

                12.5.3.2Add  that  portion  of  the  Guaranteed   Maximum  Price
                        properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing and agreed upon in writing by Owner's Lender.

                12.5.3.3Add the Contractor's  Fee, less retainage of ten percent
                        (10%) of the Contractor's Fee. The Contractor's Fee shall be computed upon the

                                       17

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                        Cost of the Work described in the two preceding  Clauses
                        at the rate stated in Paragraph 5.1.

                12.5.3.4Subtract the aggregate of previous  payments made by the
                        Owner.

                12.5.3.5Subtract  the  shortfall,   if  any,  indicated  by  the
                        Contractor  in the  documentation  required by Paragraph
                        12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

                12.5.3.6Subtract  amounts,  if any, for which the  Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

        12.5.4  Additional retainage shall be as follows:

                Ten percent of the portion of each Application for Payment attributable to items other than the Contractor's Fee shall be retained so that in the aggregate at all times until the Project is eighty percent (80%) complete (as determined by the percentage of the Project Budget paid to the Contractor) ten percent (10%) of the Contract Sum shall be retained. At such time that the Project is eighty percent (80%) complete as set forth above, the Owner shall continue to retain five percent (5%) of the Guaranteed Maximum Price and shall pay the balance of the retainage held by the Owner to the Contractor. Thereafter, during the pendency of the Contract and until final completion is achieved, five percent (5%) of the Guaranteed Maximum Price shall be retained.

12.6 Except with the Owner's prior written approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.7 In taking action on the Contractor's Applications for Payment, the Owner shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Owner has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data. Such examinations, audits and verifications, if required the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

12.8 Interest at the rate of Wall Street Journal Prime Rate plus one percent (1%) on disputed Cost of the Work charges not paid by the Owner to the extent the dispute is ultimately resolved in favor of the Contractor, from the date payment is withheld until the date payment is made. The Cost of the Work shall not include a cost of capital charge or any similar charge for the use of the Contractor's funds or capital.
                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner thirty-five (35) days after the date of final completion; provided that the Contractor is not in default under the Contract Documents.
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13.2    The amount of the final payment shall be calculated as follows:

        13.2.1 Take the sum of the Cost of the Work (substantiated by the Contractor's final accounting) and the Contractor's Fee; but not more than the Guaranteed Maximum Price.

        13.2.2 Subtract amounts, if any, for which the Owner withholds, in whole or in part, as provided in the General Conditions or other provisions of the Contract Documents.

        13.2.3  Subtract the aggregate of previous payments made by the Owner.

                If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner immediately upon demand. Each amount which the Owner withholds hereunder shall be paid when the reason for such withholding has been remedied.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting after delivery of the final accounting to the Owner by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Owner will, within fifteen (15) days after receipt of the written report of the Owner's accountants, notify the Contractor of all amounts which the Owner has determined to pay and/or withhold. Each amount which the Contractor withholds hereunder shall be paid when the reason for each such withholding has been remedied.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 The Owner and the Contractor agree that time is of the essence with respect to this Agreement.


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14.2    The Contractor shall submit all applications for payment on AIA document
        G702 (Application and Certificate for Payment) or such other form approved by the Owner and the Contractor which shall be signed by Greg Jenkins as the Project Manager.

14.3 The Owner and the Contractor will coordinate their activities to achieve the earliest startup of the Project.

14.4 In all instances where either party is accorded the right to make decisions or withhold consent or approval, such party making the decision shall act reasonably and in good faith.

14.5 The word "Architect" shall mean RTG/Partners, Inc. and its employees, consultants, and others retained by it, to perform services pursuant to this Agreement. The Architect shall specifically include, without limitation the persons listed as the Architectural Team on Exhibit "D" attached hereto and incorporated herein for all purposes.

14.6 Notwithstanding the provisions of this Agreement, any drawings, specifications and other documents prepared by the Contractor for this Project constitute the sole property of the Owner. The Owner may, without additional compensation to the Contractor other than the compensation provided for in this Agreement, at any time and from time to time utilize the drawings, specifications and the documents for purposes of modifying the Project, maintaining the Project, constructing additions to the Project and completing the Project.

14.7 The Owner may, without the written consent of the Contractor, collaterally (or absolutely) assign the Contract to Owner's Lender so that, if Owner's Lender takes over construction of the Project, Owner's Lender shall have the benefit of the Contract and shall be subject to and bound by the provisions of the Contract and performance thereof.

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14.8    The Contractor agrees that  notwithstanding a default by the Owner under the provisions of this Agreement that would give the Contractor the right to terminate this Agreement, the Contractor will continue to perform its obligations hereunder (on the same terms and conditions as are set forth herein) for and on account of Owner's Lender if Owner's
        Lender shall perform all obligations of the Owner hereunder. If requested by Owner's Lender, the Contractor will execute a separate letter or agreement with Owner's Lender setting forth its commitment to continue performance pursuant to this Paragraph.

14.9 Whenever herein an approval, acceptance, direction, requirement, permission, designation, prescription, or other action by the Owner is required or permitted under the Contract Documents, such action may, at the option of the Owner and Owner's Lender (and if it includes a change in the approved Project Budget or a material change in the scope of Work, shall), be deemed to include and be conditioned upon the authorization of or joinder in such action by Owner's Lender or an appropriate representative of Owner's Lender, provided, however, no such action by Owner's Lender shall abrogate any right granted to the Contractor under the Contract Documents.

14.10 No action or failure to act by the Owner or the Contractor shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach hereunder, except as may be specifically agreed in writing.

14.11 The Contractor understands that the Owner may finance the development or construction of the Project with lenders or other third parties. The Contractor agrees to waive or subordinate its lien rights to the rights of any such lenders or third parties providing financing for the Project.

14.12   Time  limits  set out in or under  this  Agreement  are  solely  for the
        protection   and  benefit  of  the  Owner  and  create  no   third-party
        beneficiary rights in any other party.

14.13 Prior to bringing any soil into the Project site, the Contractor shall notify the Owner and (i) advise the Owner of the source of the soil,
        (ii) provide the Owner with an opportunity to inspect the soil, (iii) provide the Owner with the opportunity to either approve or reject the soil, and (iv) review all soil sample test results with the Owner. The Contractor shall confirm that all soil brought into the Project site has been subjected to soil testing by the Contractor and confirmed to be free of any environmental contaminants. The Contractor shall be responsible at the Contractor's sole expense (and not as part of the Cost of the Work) for all costs of removing any such contaminated soil brought into the Project site, together with all associated costs, fines, losses, damages and expenses.


                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

15.1 If the Contract is terminated by the Owner for cause as provided in the General Conditions, the amount, if any, to be paid to the Contractor under the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.2 below.
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15.2    If the Contract is  terminated by the Owner for cause as provided in the
        General Conditions, the Owner shall then pay the Contractor the Cost of the Work incurred by the Contractor plus the Contractor's Fee computed upon the Cost of the Work to the date of termination less the aggregate of previous payments made by the Owner. The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work. To the extent that the Owner elects to take legal
        assignment  of  subcontracts  and  purchase  orders   (including  rental
        agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.3 The Work may be suspended by the Owner as provided in the General Conditions; in such case, the Guaranteed Maximum Price shall be increased as provided in the General Conditions.

15.4 This Agreement may be terminated by the Contractor if through no act or fault of the Contractor or any subcontractor, or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, any of the following occur:

        15.4.1 Issuance of an order of a court or other public authority having jurisdiction which causes the Work to be stopped for a period of thirty (30) consecutive days.
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44


        15.4.2 An act of government, such as a declaration of national emergency, making material unavailable which causes the Work to be stopped for a period of thirty (30) consecutive days.

        15.4.3 The Owner has not issued a certificate of payment and has not notified the Contractor of a sufficient reason under the provisions of the Contract for withholding certification, or because the Owner, has not made payment on a certificate within the time stated in the Contract Documents.

        15.4.4 If repeated suspensions, delays or interruptions by the Owner constitute in the aggregate a delay of more than thirty-three percent (33%) of the total number of days scheduled for completion, or ninety (90) days in any three hundred sixty-five
                (365) day period, whichever is less.

     If one of the above reasons exists, the Contractor may, upon thirty (30) additional days' written notice to the Owner (during which time the Owner may cure such matter and avoid termination under this Paragraph 15.4) terminate this Agreement and recover from the Owner payment of the Work in accordance with Paragraph 15.2 above, but in no event more than the Guaranteed Maximum Price.


                                 ARTICLE 16
                                   ARBITRATION

16.1 The Owner and the Contractor recognize and confirm, both (a) the mutual desirability of settling by means of binding arbitration any controversy, disagreement, failure to agree, claim, or other dispute (a "Dispute") arising out of or related to the Contract, or the breach of any part thereof, and (b) that the Contract involves interstate commerce within and among the several states of the United States of America. The Owner and the Contractor, therefore, expressly hereby agree and stipulate that, after obtaining the advice of their respective counsels that any Dispute which involves a total claim for monetary relief of Five Million and No/100 Dollars ($5,000,000.00) or less shall be submitted to and be settled by binding arbitration as set forth below. Any Dispute which does not involve a claim for monetary relief or which involves a claim for relief of more than Five Million and No/100 Dollars ($5,000,000.00) shall be settled by the State District Courts of Travis County, Texas. Such agreement so to arbitrate, and all aspects of any arbitration pursuant to such agreement to arbitrate, shall be subject to and governed by the provisions of the Federal Arbitration Act (9 United States Code ss.ss. 1 et seq.). The Owner and the Contractor further agree and

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        stipulate  that any such  arbitration  hereunder  shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association; provided, however, that the Owner and the Contractor expressly confirm and agree (i) that the provisions contained below in this Article 16 shall expressly supplement the provisions of said Federal Arbitration Act and the provisions of said Construction Industry Arbitration Rules of the American Arbitration Association with respect to any arbitration hereunder, and (ii) that, in the event of any conflict between the provisions in this Article 16, on the one hand, and those of said Federal Arbitration Act and/or of said Construction Industry Arbitration Rules of the American Arbitration Association, on the other hand, then the provisions in this Article 16 shall control.

16.2 Any Dispute required to be arbitrated which has not then been otherwise settled may be submitted for consideration and settlement by arbitration by either the Owner or the Contractor giving notice (an "Arbitration Notice") to and filed in writing with the other party to this Agreement and with the American Arbitration Association. Once a Dispute has been so submitted to arbitration, the ensuing arbitration as to such Dispute shall be binding upon and enforceable by the parties. Time limits for response to an Arbitration Notice, and other similar administrative provisions relating thereto, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association.

16.3 An arbitration hereunder shall be conducted by a panel of arbitrators consisting of three (3) persons (herein collectively, the "Arbitrators" and any one of such Arbitrators separately, an "Arbitrator"). Any person to be an Arbitrator shall be selected from the group of persons who have agreed to serve as panel members of prospective arbitrators as designated on the then effective list(s) for such panels for all areas within the United States as maintained and published by Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If JAMS shall no longer be in existence or shall no longer maintain and publish such lists of prospective arbitrators, then all Arbitrators shall be former federal trial or appellate judges. The Owner and the Contractor shall each select from the JAMS lists one (1) person to be an Arbitrator (each of such two Arbitrators being a "Party-Appointed Arbitrator" and both collectively being the "Party-Appointed Arbitrators"). The party filing a particular Arbitration Notice shall notify the non-notifying party of its selection of its Party-Appointed Arbitrator in and as a part of the Arbitration Notice; the non-notifying party shall notify the other party of its selection of its Party-Appointed Arbitrator within ten (10) days after the filing of the Arbitration Notice, and such notification may be in and as a part of a response to the Arbitration Notice filed by the non-notifying party. Within ten

46


        (10) days after the appointment of the second of the Party-Appointed Arbitrators to be appointed, the two Party-Appointed Arbitrators shall mutually select from the JAMS list one person to be the third
        Arbitrator. The Arbitrators shall be compensated for their time and services rendered, and shall be reimbursed for their expenses incurred, in connection with an arbitration hereunder in accordance with the then existing and effective schedule of fees and other rules relating to compensation as set forth and maintained by JAMS (or by the analogous organization in the event that the JAMS list of panel members is no longer available). If either party should fail to name its Party-Appointed Arbitrator within the time provided, then the American Arbitration Association shall select from the JAMS lists the Party-Appointed Arbitrator for that party. Similarly, should the two Party-Appointed Arbitrators fail to name a third Arbitrator within the time provided, the American Arbitration Association shall name the third Arbitrator from the JAMS lists.

16.4 Any award ordered or other decision made or other action taken by the Arbitrators shall be upon the majority vote of the Arbitrators, and if there is no majority, then the decision of the third arbitrator shall be final and binding on the parties.

16.5 In any situation not expressly provided for herein where the Construction Industry Rules of the American Arbitration Association provide that a particular decision may be made or a particular action may be taken in the course of an arbitration at the discretion of either the arbitrator(s) or the American Arbitration Association, any such decision to be made or action to be taken in the course of any arbitration of a Dispute hereunder shall be at the discretion only of the Arbitrators.

16.6 Any arbitration hereunder shall be conducted in Travis County, Texas, at such place(s) within such county upon which the parties may agree or, if the parties do not so agree, then as designated by the American Arbitration Association.

16.7 The Arbitrators shall determine which is the prevailing party and shall include in the award that party's reasonable attorney fees and costs.

16.8 The Owner and the Contractor expressly agree and stipulate that the United States District Court for the Western District of Texas (Austin Division) shall be the appropriate judicial tribunal and forum for the bringing, hearing and deciding of any and all motions, actions, and/or other proceedings to be brought, heard, and/or decided in connection with any arbitration hereunder.

47


16.9 During the pendency of arbitration proceedings, unless otherwise agreed in writing or ordered by the Arbitrators, the Contractor shall proceed diligently with performance of the Work and the Owner shall continue to make payments in accordance with the Contract Documents. The Arbitrators shall have the power to order the performance of the Work and/or the payment of funds to be delayed or postponed during all or part of the pendency of an arbitration hereunder, as the Arbitrators may deem necessary or appropriate under the facts and circumstances of the particular arbitration.

16.10 A party who files an Arbitration Notice shall assert in the demand all Disputes then known to that party on which arbitration is permitted to be demanded. However, the Arbitrators may permit amendment to the particular arbitration then pending.

16.11 The award rendered by the Arbitrators shall be final, and judgment may be entered upon it by any state or federal courts having jurisdiction.

16.12 The Contractor shall include an arbitration provision, substantially in the form attached hereto as Exhibit "E," in every subcontract with a subcontractor who is to perform any portion of the Work under one or more subcontracts with the Contractor where the total price for the Work so to be performed under all such subcontracts exceeds $100,000.00. The Owner shall have the right, but not the obligation, to intervene as a party in any arbitration between the Contractor and one or more subcontractors. The Contractor hereby consents to the Owner's intervention, at the Owner's election, in such arbitration. Neither the Contractor nor any subcontractor shall have any right to join the Owner as a party in any such arbitration between the Contractor and one or more subcontractors.

     This Agreement is executed this 12th day of May, 1997, to be effective for all purposes as of the day and year first written above and is executed in at least four (4) original copies of which one is to be delivered to the Contractor, and the remainder to the Owner.


NATIONAL INSTRUMENTS CORPORATION,
a Delaware corporation



By:        /s/ David Hugley
           ----------------
     Print Name: David Hugley

     Title: Secretary

48




WHITE CONSTRUCTION CO., a Mississippi
corporation



By:  /s/ Neel White
     --------------
     Print Name: Neel White
     Title:   President

49



                                    EXHIBIT A


65.250 ACRE TRACT

ALL OF THAT CERTAIN TRACT OR PARCEL OF LAND OUT OF THE JAMES ROGERS HEADRIGHT SURVEY NO. 19 IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, BEING A PORTION OF THOSE CERTAIN TRACTS OF LAND CONVEYED TO INTERNATIONAL BUSINESS MACHINES CORPORATION BY DEEDS RECORDED IN VOLUME 3235, PAGE 393 AND VOLUME 3235, PAGE 386 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS, THE HEREIN DESCRIBED TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 3/4 inch iron pipe found at the Northwest corner of that certain tract of land described in Volume 3235, Page 393, being at the Southwest corner of Lot C, North Loop Business Park Section Six, a subdivision in the City of Austin, Travis County, Texas, as recorded in Plat Book 85, Page 133D and 134A of the Plat Records of Travis County, Texas, being in the East line of the Missouri Pacific Railroad right-of- way, for the most Northerly corner and PLACE OF BEGINNING hereof;

THENCE along the Northeast line of the herein described tract, being the Southwest line of the said Lot C, S 60(degree) 46' 33" E for a distance of
297.28 feet to a 1/2 inch iron pin found and S 60(degree) 22' 58" E for a distance of 352.79 feet to a 1/2 inch iron pin found at the most Westerly corner of the remainder of that certain tract of land conveyed to Crow-Gottesman-Shafer No. 2 by deed recorded in Volume 8137, Page 42 of the Real Property Records of Travis County, Texas;

THENCE continuing along the Northeast line of the herein described tract, being the Southwest line of the said Crow-Gottesman-Shafer No. 2 Tract, S 60(degree) 24' 03" E for a distance of 1623.95 feet to a 1/2 inch iron pin found at the Southwest corner of Lot 1, Block F, North Loop Business Park Section Two, a subdivision in the City of Austin, Travis County, Texas, as recorded in Plat Book 84, Pages 108D thru 109B of the Plat Records of Travis County, Texas;

THENCE continuing along the Northeast line of the herein described tract, being the Southwest line of the said Lot 1, Block F, S 60(degree) 32' 05" E for a distance of 337.80 feet to a r.o.w. monument found in the Northerly r.o.w. line of Mo-Pac Expressway North (Loop 1), a public right-of-way varying in width, being at the most Northerly corner of that certain 35.0915 acre tract of land conveyed to the State of Texas by deed recorded in Volume 9629, Page 746 of the Real Property Records of Travis County, Texas, for the most Easterly corner hereof;

THENCE along the Southerly line of the herein described tract, being the Northerly r.o.w. line of Mo-Pac Expressway North, for the following courses:

50


65.250 ACRE TRACT - Page Two

        Along a curve to the left  whose  radius is 7874.44  feet,  whose arc is
        624.69 feet and whose chord bears S 60(degree) 04' 48" W for a distance of 624.53 feet t a 1/2 inch iron pin set S 57(degree)48' 25" W for a distance of 1045.30 feet to a 1/2 inch iron pin set at a point of curve

        Along a curve to the left  whose  radius is 3274.04  feet;  whose arc is
        885.42 feet and whose chord bears S 50(degree) 03' 33" W for a distance of 882.72 feet to a r.o.w. monument found in the West line of that certain tract of land described in Volume 3235, Page 386, being at the most Westerly corner of the said 35.0915 acre State of Texas Tract, bing in the East line of the Missouri Pacific Railroad right-of-way, for the most Southerly corner hereof;

THENCE along the West line of the herein described tract, being the East line of the Missouri Pacific Railroad right-of-way, N 03(degree) 33' 52" W for a distance of 2728.10 feet to the PLACE OF BEGINNING and containing 65.250 acres of land, more or less.

I hereby certify that this metes and bounds description is based upon the Land Title Survey and Plat made by Roy D. Smith, Registered Professional Surveyor No. 4094 on March 2, 1993.

AS SURVEYED BY:
ROY D. SMITH SURVEYORS, P.C.


 /S/Roy Smith
 ------------
REGISTERED PROFESSIONAL SURVEYOR NO. 4094
March 2, 1993                                      Job No. 00086-65

{Seal of Roy D. Smith}










                                    EXHIBIT A

51


                                   EXHIBIT "B"


                            PLANS AND SPECIFICATIONS

Project Manual

Volume 1 of 3  Divisions  0-14,  Issued for  Construction  dated  April 22, 1997
Volume 2 of 3 Divisions 15-17, Issued for Construction dated April 22, 1997 Volume 3 of 3 Schedules & Details, Issued for Construction dated April 22, 1997


Plans

Volume 1 of 4 Civil and Landscape, Issued for Construction dated April 22, 1997 Volume 2 of 4 Architectural and Structural, Issued for Construction dated
  April 22, 1997
Volume 3 of 4 Mechanical,  Plumbing, Electrical, and Telecommunications,  Issued
  for Construction dated April 22, 1997
Volume 4 of 4 Parking Garage, To be issued for Construction May 8, 1997

Addenda

Addendum 1, dated February 4, 1997 Addendum 2, dated February , 1997 Addendum 3, dated February 17, 1997 Addendum 4, dated March 17, 1997 Addendum 5, dated March 24, 1997 Addendum 6, dated March 27, 1997

52


                                   EXHIBIT "C"


                          SITE INFORMATION AND STUDIES


1. Water Pollution Abatement Plan for the National Instruments Headquarters Building Site by Turner Collie & Braden, dated January 1997.

2. Construction Site Plan for National Instruments Water Quality Pond by Turner collie & Braden, dated March 1996.

53


                                   EXHIBIT "D"

                               ARCHITECTURAL TEAM


Architects
RTG/Partners
             Jim Susman
             Tim Pellowski

MEP
MEJ and Associates
             Walt Richardson

Structural Engineers
Haynes Whaley and Associates
             Robert Tyler

Civil
Turner Collie and Braden
             David Smith

Landscape Architect
Russ Bragg Landscape Architect
             Russ Bragg

Telecommunications
OTM Engineering, Inc.
             Roberto Mora-Ramoss

54


                                   EXHIBIT "E"

                      SUBCONTRACTOR ARBITRATION PROVISIONS


1. The Contractor and the Subcontractor recognize and confirm, both (a) the mutual desirability of settling by means of binding arbitration any controversy, disagreement, failure to agree, claim, or other dispute (a "Dispute") arising out of or related to this Contract, or the breach of any part thereof, and (b) that the Contract involves interstate commerce within and among the several states of the United States of America. The Contractor and the Subcontractor, therefore, expressly hereby agree and stipulate that, as respectively concluded by each of the Contractor and the Subcontractor on the advice of their respective counsel, any Dispute shall be submitted to and be settled by binding arbitration. Such agreement so to arbitrate, and all aspects of any arbitration pursuant to such agreement to arbitrate, shall be subject to and governed by the provisions of the Federal Arbitration Act (9 United States Codess.ss.1 et seq.). The Contractor and the Subcontractor further agree and stipulate that any such arbitration hereunder shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association; provided, however, that the Contractor and the Subcontractor expressly confirm and agree (i) that the provisions contained below in this Contract shall expressly supplement the provisions of said Federal Arbitration Act and the provisions of said Construction Industry Arbitration Rules of the American Arbitration Association with respect to any arbitration hereunder, and (ii) that, in the event of any conflict between the provisions in this Contract, on the one hand, and those of said Federal Arbitration Act and/or of said Construction Industry Arbitration Rules of the American Arbitration Association, on the other hand, then the provisions in this Contract shall control.

2. Any Dispute which has not then been otherwise settled may be submitted for consideration and settlement by arbitration by either the Contractor or the Subcontractor giving notice (an "Arbitration Notice") to and filed in writing with the other party to this subcontract and with the American Arbitration Association. Once a Dispute has been so submitted to arbitration, the ensuing arbitration as to such Dispute shall be binding upon and enforceable by the parties. Time limits for response to


                             Page -1- of Exhibit "E"

55


        an Arbitration Notice, and other similar administrative provisions relating thereto, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association.

3. An arbitration hereunder shall be conducted by a single arbitrator (herein, the "Arbitrator"). The Arbitrator shall be selected by the
        American Arbitration Association from the group of persons who have agreed to serve as panel members of prospective arbitrators as designated on the then effective list(s) for such panels for all areas within the United States as maintained and published by Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If JAMS shall no longer be in existence or shall no longer maintain and publish such lists of prospective arbitrators, then the American Arbitration Association shall select an individual to be the Arbitrator who is a former federal trial or appellate judge.

4. In any situation not expressly provided for herein where the Construction Industry Rules of the American Arbitration Association provide that a particular decision may be made or a particular action may be taken in the course of an arbitration at the discretion of either the arbitrator(s) or the American Arbitration Association, any such decision to be made or action to be taken in the course of any arbitration of a Dispute hereunder shall be at the discretion only of the Arbitrator.

5. Any arbitration hereunder shall be conducted in Travis County, Texas, at such place(s) within such county upon which the parties may agree or, if the parties do not so agree, then as designated by the American Arbitration Association.

6. The Arbitrator shall determine which is the prevailing party and shall include in the award that party's reasonable attorney fees and costs.

7. The Contractor and the Subcontractor expressly agree and stipulate that the United States District Court for the Western District of Texas (Austin Division) shall be the appropriate judicial tribunal and forum


                             Page -2- of Exhibit "E"

56


        for the bringing, hearing and deciding of any and all motions, actions, and/or other proceedings to be brought, heard, and/or decided in connection with any arbitration hereunder.

8. The parties to this contract agree that National Instruments Corporation shall have the right, but not the obligation, to intervene as a party in any arbitration arising out of or related to this contract. The parties further agree that National Instruments Corporation shall not be joined as a party in any such arbitration without its written consent.

9. During the pendency of arbitration proceedings under this subcontract, unless otherwise agreed in writing or ordered by the Arbitrator, the Subcontractor shall proceed diligently with performance of the Subcontractor's obligations under this Contract and the Contractor shall continue to make payments in accordance with the terms and provisions of this Contract. The Arbitrator shall have the power to order the performance of work and/or the payment of funds hereunder to be delayed or postponed during all or part of the pendency of an arbitration hereunder, as the Arbitrator may deem necessary or appropriate under the facts and circumstances of the particular arbitration.

10. A party who files an Arbitration Notice shall assert in the demand all Disputes then known to that party on which arbitration is permitted to be demanded. However, the Arbitrator may permit amendment to the particular arbitration then pending.

11. The award rendered by the Arbitrator shall be final, and judgment may be entered upon it by any state or federal courts having jurisdiction.



                             Page -3- of Exhibit "E"

57


                               GENERAL CONDITIONS

                                       FOR

                            CONTRACT FOR CONSTRUCTION


                  -------------------------------------------



                        NATIONAL INSTRUMENTS CORPORATION,
                                    AS OWNER

                                       AND

                             WHITE CONSTRUCTION CO.,
                                  AS CONTRACTOR

58
                                TABLE OF CONTENTS

                           GENERAL CONDITIONS FOR THE
                            CONTRACT FOR CONSTRUCTION


ARTICLE 1           GENERAL PROVISIONS.......................................  1
           1.1      BASIC DEFINITIONS........................................  1
           1.2      EXECUTION, CORRELATION AND INTENT........................  2
           1.3      OWNERSHIP AND USE OF THE ARCHITECT'S
                    DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS.............  3
           1.4      CAPITALIZATION...........................................  4
           1.5      INTERPRETATION...........................................  4

ARTICLE 2           THE OWNER................................................  4
           2.1      DEFINITION...............................................  4
           2.2      INFORMATION AND SERVICES REQUIRED OF THE
                    OWNER....................................................  5
           2.3      THE OWNER'S RIGHT TO STOP THE WORK.......................  5
           2.4      THE OWNER'S RIGHT TO CARRY OUT THE WORK..................  5

ARTICLE 3           THE CONTRACTOR...........................................  6
           3.1      DEFINITION...............................................  6
           3.2      REVIEW OF CONTRACT DOCUMENTS AND FIELD
                    CONDITIONS BY THE CONTRACTOR.............................  6
           3.3      SUPERVISION AND CONSTRUCTION PROCEDURES..................  7
           3.4      LABOR AND MATERIALS......................................  7
           3.5      WARRANTY.................................................  8
           3.6      TAXES....................................................  9
           3.7      PERMITS, FEES AND NOTICES................................  9
           3.8      ALLOWANCES............................................... 10
           3.9      SUPERINTENDENT........................................... 10
           3.10     THE CONTRACTOR'S CONSTRUCTION SCHEDULES.................. 11
           3.11     DOCUMENTS AND SAMPLES AT THE SITE........................ 11
           3.12     SHOP DRAWINGS, PRODUCT DATA AND SAMPLES.................. 12
           3.13     USE OF SITE.............................................. 13
           3.14     CUTTING & PATCHING....................................... 13
           3.15     CLEANING UP.............................................. 13
           3.16     ACCESS TO WORK........................................... 14
           3.17     ROYALTIES AND PATENTS.................................... 14
           3.18     INDEMNIFICATION.......................................... 14
           3.19     COPIES................................................... 15

59


ARTICLE 4           ADMINISTRATION OF THE CONTRACT........................... 15
           4.1      THE ARCHITECT'S ADMINISTRATION OF THE
                    CONTRACT................................................. 15
           4.2      CLAIMS AND DISPUTES...................................... 18
           4.3      RESOLUTION OF CLAIMS AND DISPUTES........................ 20

ARTICLE 5         SUBCONTRACTORS............................................. 21
           5.1    DEFINITIONS................................................ 21
           5.2    AWARD OF SUBCONTRACTS AND OTHER CONTRACTS
                  FOR PORTIONS OF THE WORK................................... 21
           5.3    SUBCONTRACTUAL RELATIONS................................... 22
           5.4    CONTINGENT ASSIGNMENT OF SUBCONTRACTS...................... 22

ARTICLE 6         CONSTRUCTION BY THE OWNER OR BY SEPARATE
                  CONTRACTORS................................................ 22
           6.1    THE OWNER'S RIGHT TO PERFORM CONSTRUCTION
                  AND TO AWARD SEPARATE CONTRACTS............................ 22
           6.2    MUTUAL RESPONSIBILITY...................................... 23
           6.3    THE OWNER'S RIGHT TO CLEAN UP.............................. 24

ARTICLE 7         CHANGES IN THE WORK........................................ 24
           7.1    CHANGES.................................................... 24
           7.2    CHANGE ORDERS.............................................. 25
           7.3    CONSTRUCTION CHANGE DIRECTIVES............................. 25
           7.4    MINOR CHANGES IN THE WORK.................................. 27

ARTICLE 8         TIME....................................................... 28
           8.1    DEFINITIONS................................................ 28
           8.2    PROGRESS AND COMPLETION.................................... 28
           8.3    DELAYS AND EXTENSIONS OF TIME.............................. 28

ARTICLE 9         PAYMENTS AND COMPLETION.................................... 29
           9.1    CONTRACT SUM............................................... 29
           9.2    SCHEDULE OF VALUES......................................... 29
           9.3    APPLICATIONS FOR PAYMENT................................... 30
           9.4    CERTIFICATES FOR PAYMENT................................... 31
           9.5    DECISIONS TO WITHHOLD CERTIFICATION........................ 32
           9.6    PROGRESS PAYMENTS.......................................... 33
           9.7    FAILURE OF PAYMENT......................................... 34
           9.8    SUBSTANTIAL COMPLETION..................................... 34
           9.9    PARTIAL OCCUPANCY OR USE................................... 35
           9.10   FINAL COMPLETION AND FINAL PAYMENT......................... 36

60

ARTICLE 10         PROTECTION OF PERSONS AND PROPERTY........................ 37
           10.1    SAFETY PRECAUTIONS AND PROGRAMS........................... 37
           10.2    SAFETY OF PERSONS AND PROPERTY............................ 37
           10.3    EMERGENCIES............................................... 39

ARTICLE 11         INSURANCE AND BONDS....................................... 39
           11.1    THE CONTRACTOR'S INSURANCE................................ 39
           11.2    BROAD FORM BOILER AND MACHINERY INSURANCE................. 40
           11.3    BUILDER'S RISK INSURANCE.................................. 40
           11.4    THE CONTRACTOR'S EQUIPMENT POLICY......................... 42
           11.5    EVIDENCE OF INSURANCE..................................... 43
           11.6    SUBCONTRACTORS' INSURANCE................................. 43
           11.7    RELEASE AND WAIVER........................................ 43
           11.8    INDEMNIFICATION........................................... 44

ARTICLE 12         UNCOVERING AND CORRECTION OF WORK......................... 44
           12.1    UNCOVERING OF WORK........................................ 44
           12.2    CORRECTION OF WORK........................................ 45
           12.3    ACCEPTANCE OF NONCONFORMING WORK.......................... 46

ARTICLE 13         MISCELLANEOUS PROVISIONS.................................. 46
           13.1    GOVERNING LAW............................................. 46
           13.2    SUCCESSORS AND ASSIGNS.................................... 46
           13.3    WRITTEN NOTICE............................................ 47
           13.4    RIGHTS AND REMEDIES....................................... 47
           13.5    TESTS AND INSPECTIONS..................................... 47
           13.6    INTEREST.................................................. 48
           13.7    ATTORNEYS' FEES........................................... 48
           13.8    MECHANICS' AND MATERIALMEN'S LIENS........................ 48
           13.9    GENERAL PROVISIONS........................................ 48

ARTICLE 14         TERMINATION OR SUSPENSION OF THE CONTRACT................. 49
           14.1    TERMINATION BY THE CONTRACTOR............................. 49
           14.2    TERMINATION BY THE OWNER FOR CAUSE........................ 50
           14.3    TERMINATION BY THE OWNER FOR CONVENIENCE.................. 52

                   ADDENDUM I                -        INSURANCE

61


                           FOR USE IN CONJUNCTION WITH
                       STANDARD FORM OF AGREEMENT BETWEEN
                           OWNER AND CONTRACTOR DATED
                                  May 12, 1997
               BETWEEN NATIONAL INSTRUMENTS CORPORATION, AS OWNER,
                                       AND
                      WHITE CONSTRUCTION CO., AS CONTRACTOR


                           GENERAL CONDITIONS FOR THE
                            CONTRACT FOR CONSTRUCTION



                                    ARTICLE 1
                                    ---------
                               GENERAL PROVISIONS

1.1     BASIC DEFINITIONS

        1.1.1 The Contract Documents. The Contract Documents consist of the Agreement between the Owner and the Contractor (hereinafter the "Agreement"), these General Conditions, Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Agreement. All of the foregoing Contract Documents form the "Contract." A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

        1.1.2 The Contract. The Contract Documents form the Contract. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and the Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and the Contractor.

        1.1.3 The Work. The "Work" also means and includes attending the design meetings as contemplated in Section 14.3 of the Agreement, as required or reasonably desired by the Owner to assist in the design and construction document process to provide a cost effective design as well as to provide an on-going estimating support to maintain the Project within the proposed budget.




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        1.1.4 The Project.  The Project is the total  construction  of which the
Work performed under the Contract may be the whole or a part and which may include construction by the Owner or by separate contractors.

        1.1.5 The Drawings. The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

        1.1.6 The Specifications. The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

        1.1.7 The Project Manual. The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, procedures and Specifications.

        1.1.8 Final Completion. The date the Contract has been fully performed by the Contractor (except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Paragraph 3.5 and Subparagraph
12.2.2 hereof, and to satisfy other requirements, if any, which necessarily survive final payment), and a final Certificate for Payment approved by the Owner has been issued by the Architect.

1.2     EXECUTION, CORRELATION AND INTENT

        1.2.1 The Contract Documents shall be signed by the Owner and the Contractor as provided in the Agreement. If either the Owner or the Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

        1.2.2 Execution of the Agreement by the Contractor is a representation that the Contract Documents (to the extent then available), are sufficient to have enabled the Contractor to determine the cost of the Work described therein in order to enter into the Contract, are sufficient to enable the Contractor to construct the Work described therein, and otherwise to fulfill all of its obligations under the Contract, including, but not limited to, the Contractor's obligation to construct the Work for an amount not in excess of the Guaranteed Maximum Price on or before the scheduled Date(s) of Substantial Completion established in the Contract. To the extent any such Contract Documents are not so available, the Contractor shall be deemed to have made such representation except and to the extent the Contractor objects in writing to the Owner, the Architect and ARS within fifteen (15) days of receipt of such Contract Documents.



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        1.2.3 The  intent of the  Contract  Documents  is to  include  all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary and what is required by any one Contract Document shall be as binding as if required by all. Any differences between the requirements of the Drawings and Specifications or any differences noted within the Drawings themselves or within the Specifications themselves have been referred to the Owner and the Architect by the Contractor prior to the submission of bids and have been clarified by an Addendum issued to all bidders. If any differences or conflicts within or between the Contract Documents which existed at the time of submission of bids and which were not called to the Owner's and the Architect's attention in writing prior to submission of bids, the Architect shall decide which of the conflicting requirements will govern, based upon the most stringent of the requirements, and, subject to the approval of the Owner, the Contractor shall perform the Work at no additional cost and/or time to the Owner in accordance with the Architect's decision. Work not covered in the Contract Documents will not be required unless it is consistent therewith and is reasonably inferable therefrom as being necessary to produce the intended results.

        1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

        1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3 OWNERSHIP AND USE OF THE ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS

        1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated in the Agreement between the Owner and the Contractor, the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion



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of the Work. The Drawings,  Specifications  and other documents  prepared by the
Architect, and copies thereof furnished to the Contractor, are for use solely with respect to the Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to the Project outside the scope of the Work without the specific written consent of the Owner. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the
Drawings,   Specifications  and  other  documents  prepared  by  the  Architect.
Submittal or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

1.4     CAPITALIZATION

        1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5     INTERPRETATION

        1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

                                    ARTICLE 2
                                    THE OWNER

2.1     DEFINITION

        2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

        2.1.2 The Owner, upon reasonable written request, shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the



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property on which the Project is located,  usually  referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five (5) days after any change, information of such change in title, recorded or unrecorded.

2.2     INFORMATION AND SERVICES REQUIRED OF THE OWNER

        2.2.1   The   Owner   shall   furnish   surveys   describing    physical
characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

        2.2.2 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

        2.2.3 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

        2.2.4 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by the Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3     THE OWNER'S RIGHT TO STOP THE WORK

        2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.2.

2.4        THE OWNER'S RIGHT TO CARRY OUT THE WORK

        2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven (7) day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner



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may after such 7-day period,  without  prejudice to other remedies the Owner may have, correct such deficiencies. In such case, the Owner shall have the right to offset and deduct from payments then or thereafter due the Contractor the cost
correcting  such  deficiencies,   including  compensation  for  the  Architect's
additional services and expenses made necessary by such default, neglect or failure. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay immediately the difference to the Owner.

                                    ARTICLE 3
                                 THE CONTRACTOR

3.1     DEFINITION

        3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term the "Contractor" means the Contractor or the Contractor's authorized representative.

3.2     REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY THE
        CONTRACTOR

        3.2.1 In addition to and not in derogation of the Contractor's duties under Subparagraphs 1.2.2 and 1.2.3 hereof, the Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.1 and shall at once report to the Owner, ARS and the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or the Architect for damage resulting from undiscovered errors, inconsistencies or omissions in the Contract Documents which could not have been discovered by a prudent and experienced contractor in advance and which are not of the nature of items described in and intended to be covered in Subparagraphs 1.2.2 and 1.2.3 hereof. If the Contractor performs any construction activity involving error, inconsistency or omission in the Contract Documents which the Contractor recognized or reasonably should have recognized (and which were not recognized by ARS or the Architect) without such notice to the Owner, ARS and the Architect, the Contractor shall assume complete responsibility for such performance and shall bear the full amount of the attributable costs for correction as well as any other loss or expense arising out of such performance to the extent but only to the extent such costs, loss or expense was not caused solely by the design error of the Architect.

        3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before



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commencing activities.  Errors, inconsistencies or omissions discovered shall be reported to the Architect, the Owner and ARS at once.

        3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3     SUPERVISION AND CONSTRUCTION PROCEDURES

        3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters.

        3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract or other arrangement with the Contractor. The relationship of the Contractor to the Owner shall be that of an independent contractor.

        3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by the timely and proper performance of the duties of the Architect or ARS specified in the Contract, or by tests, inspections or approvals required by the provisions of the Contract or by applicable statute, ordinance or regulation.

        3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

        3.3.5 The Contractor shall establish and maintain at its expense bench marks and all other grades, lines and levels necessary for the Work, report any errors or inconsistencies to the Owner, ARS and the Architect before commencing Work and review the placement of the building(s) and permanent facilities on the site with the Owner, ARS and the Architect after all lines are staked out and before the foundation Work is started. The Contractor shall provide access to the Work for the Owner, the Architect, ARS and other persons designated by the Owner and governmental inspectors.

3.4     LABOR AND MATERIALS

        3.4.1  Unless  otherwise  provided  in  the  Contract   Documents,   the
Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation,



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and other facilities and services  necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

        3.4.2 The Contractor shall enforce strict discipline, sobriety and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them or under the influence of narcotics, alcohol or prescription drugs which may affect job performance.

3.5     WARRANTY

        3.5.1 The Contractor warrants to the Owner and the Architect that materials and equipment furnished under the Contract will be of the best quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from faults and defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, shall be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by the Owner's abuse, improper modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Owner or ARS, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

        3.5.2 All warranties shall include labor and materials and shall be signed by the manufacturer or subcontractor as the case may be and countersigned by the Contractor. All warranties shall be addressed to the Owner and delivered to the Owner and the Architect upon completion of the Work and before or with the submission of request for final payments.

        3.5.3 The Contractor shall issue in writing to the Owner (or failing which, shall have been deemed to have issued) as a condition precedent to final payment a "General Warranty" reflecting the terms and conditions of this Paragraph 3.5 for all Work under the Contract. This General Warranty shall be assignable. Subject to Subparagraph 3.5.4 below, except where a longer warranty time is specifically called for in the Specifications or otherwise in the Contract Documents, the General Warranty shall be one (1) year and shall be in form sufficient to incorporate the terms and conditions of this Paragraph 3.5.

        3.5.4 Warranties shall become effective on a date established by the Owner and the Architect in accordance with the Contract Documents. This date shall be the Date of Final Completion of the entire Work. Warranty Work shall



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be warranted to be free from defects for a period equal to the longer of six (6)
months after the completion of the Warranty Work or twelve (12) months after Final Completion of the entire Work. The Contractor shall warrant for a period of twelve (12) months that the building(s) shall be watertight and leakproof at every point and in every area, except where leaks can be attributed to damage to the building(s) by external forces beyond the Contractor's control, and the established design limits for the building. The Contractor shall, immediately upon notification by the Owner of water penetration and, at the Contractor's own expense, do all Work necessary to make the building(s) watertight. The Contractor shall also, at its own expense, repair or replace all other material, finishes and furnishings, damaged as a result of this water penetration, to return the building(s) to its (their) original condition. In addition to the foregoing stipulations, the Contractor shall comply with all other warranties referred to in any portions of the Contract Documents and/or otherwise provided by law or in equity, and where warranties overlap, the more stringent requirement shall govern. If for any reason the Contractor cannot warrant any part of the Work using material or construction methods which have been specified or shown, it shall notify the Owner, ARS and the Architect in writing before the Contract is signed, giving reasons, together with the name of product and data on any substitute it can warrant.

3.6     TAXES

        3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted.

3.7     PERMITS, FEES AND NOTICES

        3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required.

        3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

        3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and the Owner in writing, and necessary changes shall be accomplished by appropriate Modification.



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        3.7.4  If  the  Contractor   performs  the  Work   (including,   without
limitation,  the  installation of any materials or equipment)  which it knows or
reasonably   should  have  known  would  violate   applicable  laws,   statutes,
ordinances, building codes, rules or regulations, the Contractor shall assume full responsibility for such Work and bear all costs attributable to the correction thereof or related thereto (including all fines and penalties) as well as all other losses and expenses arising out of such violation of law, statute, ordinance, building code, rule or regulation, unless such violations are called for by the Contract Documents and were known, or should have been known, to exist therein by the Architect.

3.8     ALLOWANCES

        3.8.1 The Contractor shall include in the Guaranteed Maximum Price all allowances stated in the Contract Documents. Items covered by allowances shall be supplied in such quantities and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

        3.8.2 Unless otherwise provided in the Contract Documents:

                .1 materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

                .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

                .3 the Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Guaranteed Maximum Price and not in the allowances;

                .4 whenever costs are more than or less than allowances, the Guaranteed Maximum Price shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in the Contractor's costs under Clause 3.8.2.3.


3.9     SUPERINTENDENT

        3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

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3.10    THE CONTRACTOR'S CONSTRUCTION SCHEDULES

        3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and the Architect's approval a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised as required herein and at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work. The schedule shall indicate the proposed starting and completion dates for the various subdivisions of the Work as well as the totality of the Work. The schedule shall be updated every thirty (30) days and submitted to the Owner, ARS and the Architect with the Contractor's Applications for Payment. Each schedule shall contain a comparison of actual progress with the estimated progress for such point in time stated in the original schedule. If any schedule submitted sets forth a date for Final Completion for the Work or any phase of the Work beyond the scheduled Date(s) of Final Completion established in the Contract (or in the original schedule approved by the Owner) (as the same may be extended as provided in the Contract Documents), then the Contractor shall submit to the Architect, ARS and the Owner for their review and approval a narrative description of the means and methods which the Contractor intends to employ to expedite the progress of the Work to ensure timely completion of the various phases of the Work as well as the totality of the Work. To ensure such timely completion, the Contractor shall, at the Owner's direction, take all necessary action, including, without limitation, increasing the number of personnel and labor on the Project and implementing overtime and double shifts. In such event, the Contractor shall not be entitled to payment or reimbursement for any such acceleration costs nor an adjustment in the Guaranteed Maximum Price or the schedule if the cause of delay is attributable in whole or in substantial part to the Contractor or its Subcontractors or materialmen.

        3.10.2  The  Contractor   shall  prepare  and  keep  current,   for  the
Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

        3.10.3 The Contractor shall conform to the most recent schedules.

3.11    DOCUMENTS AND SAMPLES AT THE SITE

        3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

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3.12    SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

        3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

        3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

        3.12.3  Samples  are  physical  examples  which  illustrate   materials,
equipment or workmanship and establish standards by which the Work will be judged.

        3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate, for those portions of the Work for which submittals are required, the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.1.6.

        3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

        3.12.6 The Contractor shall perform no portion of the Work requiring submittal and a review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.




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        3.12.7 By approving and submitting Shop Drawings,  Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

        3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

        3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

        3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.13    USE OF SITE

        3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and as designated by the Owner in the field. The Contractor shall not unreasonably encumber the Project site with materials or equipment. The Contractor shall not disturb or harm any trees, landscaping or other portions of the Project site which the Owner designates as being protected from construction activities.

3.14    CUTTING & PATCHING

        3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

        3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

3.15    CLEANING UP

        3.15.1 The Contractor shall keep the Project site and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

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        3.15.2 If the  Contractor  fails to clean up as provided in the Contract
Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16    ACCESS TO WORK

        3.16.1 The Contractor shall provide the Owner, ARS, the Owner's lender and the Architect access to the Work in preparation and progress wherever located.

3.17    ROYALTIES AND PATENTS

        3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner, ARS and the Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect, the Owner and ARS.

3.18    INDEMNIFICATION

        3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, the Owner's lender, the Architect, ARS, the Architect's consultants, and agents, attorneys, representatives and employees of any of them from and against claims, damages, losses and expenses, including, but not limited to, attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of



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whether  such  claim,  damage,  loss or  expense  is  caused  in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

        3.18.2 In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

        3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them to the extent such giving or failure to give is a cause of the injury or damage.

3.19    COPIES

        3.19.1 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, up to fifty (50) copies of Drawings and Project Manuals as are reasonable necessary for execution of the Work.

                                    ARTICLE 4
                         ADMINISTRATION OF THE CONTRACT

4.1     THE ARCHITECT'S ADMINISTRATION OF THE CONTRACT

        4.1.1 The Architect will provide administration of the Contract as described in the Contract Documents. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

        4.1.2 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph
3.3. The Architect will not be responsible (except as otherwise provided in the Agreement) for the Contractor's failure to carry out the Work in



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accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible (except as otherwise provided in the Agreement) for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

        4.1.3 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and the Contractor shall communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner. Anything in this Section 4.2.3 to the Contract notwithstanding, the Owner may instruct, correspond or negotiate with the Contractor directly and in such event shall forward a copy of any writing to the Architect and shall advise the Architect of any significant instruction, correspondence or negotiation. The Architect shall be afforded an opportunity to attend any formal discussions directly between the Owner and the Contractor, if appropriate.

        4.1.4 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

        4.1.5 The Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

        4.1.6 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, the Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating



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instructions  for  installation  or performance of equipment or systems,  all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

        4.1.7 The Architect will prepare with the Owner's approval Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

        4.1.8 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

        4.1.9 If the Owner and the Architect agree, the Architect or the Owner or both will provide one or more representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such representatives shall be as set forth in a document to be incorporated in the Contract Documents.

        4.1.10 Subject to Paragraph 4.2 regarding Claims, and as contemplated in Subparagraph 1.2.3, the Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or the Contractor. Upon receipt of such request from either the Owner or the Contractor, the Architect shall promptly notify the non-requesting party in writing of the details of such request. The Architect's response to such request will be made (after notifying the non-requesting party as provided in the preceding sentence) with reasonable promptness, but in no event later than fifteen (15) days after the date on which such request is made. Should a conflict be discovered within the Contract Documents, the CONTRACTOR SHALL BE DEEMED TO HAVE AGREED TO PERFORM THE WORK IN THE MOST STRINGENT OR HIGH QUALITY MANNER unless it shall have asked for and obtained a decision, in writing, approved by the Owner, from the Architect before entering into the Contract.

        4.1.11 Interpretations and decisions of the Architect will be consistent with the apparent intent of the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both the Owner and the



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Contractor,  will not show  partiality  to  either  and will not be  liable  for results of interpretations or decisions so rendered in good faith.

        4.1.12 In reviewing the quality and progress of the Work and submittals received from the Contractor, the Architect is acting solely for the convenience of the Owner in following the Work. Neither the Owner, ARS nor the Architect has any responsibility to assist the Contractor in the supervision or performance of the Work. Unless otherwise expressly agreed in writing by the Owner in each instance, no action, approval or omission to act or failure to advise the Contractor as to any matter by the Owner or the Architect shall in any way relieve the Contractor from its responsibility for the performance of the Work in strict accordance with the Contract Documents.

4.2     CLAIMS AND DISPUTES

        4.2.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and the Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

        4.2.2 Decision of the Architect. Claims, excluding those alleging an error or omission by the Architect, may upon the written request of the Contractor and the Owner be referred initially to the Architect for action as provided in Paragraph 4.3. A decision by the Architect, if so requested, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and the Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of the Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action under Subparagraph 4.3.4 within thirty (30) days after the Claim is made, (4) forty-five (45) days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien or to an error or omission by the Architect.

        4.2.3 Time Limits on Claims. Claims by either party before and during construction must be made within twenty-one (21) days after occurrence of the event giving rise to such Claim or within twenty-one (21) days after the claimant first recognizes or reasonably should have recognized the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.



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        4.2.4  Continuing  Contract  Performance.  Pending final resolution of a
Claim including arbitration or litigation, unless otherwise directed by the Owner in writing, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents. The Owner agrees to pay any Claim upon and in accordance with the final and nonappealable resolution of the Claim.

        4.2.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

                .1 liens, security interests or encumbrances arising out of the Contract;

                .2 failure of the Work to comply with the requirements of the Contract Documents;

                .3      terms of warranties  required by the Contract Documents;
                        or

                .4 continuing obligations, liabilities or responsibilities of the Contractor which would otherwise survive completion and acceptance of the Work and final payment by the Owner, including, without limitation, the Contractor's indemnification obligations under the Contract Documents.

        4.2.6 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Guaranteed Maximum Price, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) the Owner's suspension beyond allowed periods,
(7) the Owner's or the Contractor's suspension of Contract under Paragraph 10.1, or (8) other reasonable grounds, a Claim shall be filed in accordance with the procedure established herein.




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        4.2.7 Claims for Additional Time.

        4.2.7.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

        4.2.7.2. If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had a material adverse effect on the scheduled construction. For purposes of the Contract, any rain days in excess of (i) five (5) days in any one month during the first five (5) months of the Contract Time or (ii) fifteen (15) days in the aggregate during the Contract Time shall be considered abnormal and unanticipated. For purposes of the foregoing, a rain day shall be a day on which more than a trace of rain is officially recorded in Austin, Texas by the National Weather Service.

        4.2.8 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees, or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding twenty-one (21) days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs
4.2.6 or 4.2.7.

4.3     RESOLUTION OF CLAIMS AND DISPUTES

        4.3.1 If a Claim is referred to the Architect for initial decision, the Architect will review such Claim and take one or more of the following preliminary actions within ten (10) days of receipt of such Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejections, (4) recommend approval of the Claim, or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

        4.3.2 If a Claim has been resolved, the Architect or the Owner, at its option, will prepare or obtain appropriate documentation.




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        4.3.3 If a Claim  has not been  resolved,  the  party  making  the Claim shall, within ten (10) days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

        4.3.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven (7) days, which decision shall not be binding on the parties. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Guaranteed Maximum Price or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

                                    ARTICLE 5
                                 SUBCONTRACTORS

5.1     DEFINITIONS

        5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

        5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2     AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF
        THE WORK

        5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner, ARS or the Architect, after due investigation, has



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reasonable  objection  to any such  proposed  person or  entity.  Failure of the
Owner, ARS or the Architect to reply promptly shall constitute notice of no reasonable objection.

        5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or the Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

        5.2.3 If the Owner, ARS or the Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or the Architect has no reasonable objection.

        5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or the Architect makes reasonable objection to such change.

5.3     SUBCONTRACTUAL RELATIONS

        5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by the Contract Documents, assumes toward the Owner and the Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and the Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound and identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4        CONTINGENT ASSIGNMENT OF SUBCONTRACTS

        5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

                .1 assignment is effective only after termination of the Contract by the Owner and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing, and

             .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

        5.4.2 If the Work has been suspended for more than ninety (90) days, the Subcontractor's compensation shall be equitably adjusted.

                                    ARTICLE 6
                            CONSTRUCTION BY THE OWNER
                           OR BY SEPARATE CONTRACTORS

6.1     THE OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD
        SEPARATE CONTRACTS


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83

        6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site. The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site.

        6.1.2 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Guaranteed Maximum Price deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.2     MUTUAL RESPONSIBILITY

        6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

        6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect and ARS apparent discrepancies or defects in



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such  other  construction  that  would  render  it  unsuitable  for such  proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

        6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

        6.2.4 The Contractor shall promptly remedy damage caused by the Contractor to completed or partially completed construction or to property of the Owner of separate contractors as provided in Subparagraph 10.2.5.

        6.2.5 Should the Contractor cause damage to the work or property of any separate contractor and/or in the event of any other claim, dispute or matter in question between the Contractor and any separate contractor, the Contractor shall promptly attempt to settle with such other contractor by agreement, or otherwise to resolve the dispute. In any event, the Contractor shall indemnify, defend and hold harmless the Owner and the other indemnitees as to damage to any such work or property it causes to the full extent as agreed to under Paragraph
11.8 of these General Conditions.

        6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3     THE OWNER'S RIGHT TO CLEAN UP

        6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the site and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

                                    ARTICLE 7
                               CHANGES IN THE WORK

7.1     CHANGES

        7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction



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Change  Directive  or order  for a minor  change  in the  Work,  subject  to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

        7.1.2 A Change Order shall be based upon agreement among the Owner, the Contractor and the Architect, a Construction Change Directive requires agreement by the Owner and the Architect and may or may not be agreed to by the Contractor; and an order for a minor change in the Work may be issued by the Architect alone.

        7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or an order for a minor change in the Work.

        7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or the Contractor, the applicable unit prices shall be equitably adjusted.

7.2     CHANGE ORDERS

        7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, the Contractor, the Architect and the Owner's lender, stating their agreement upon all of the following for the item covered in each Change Order as well as the cumulative effect and impact of all previous Change
Orders:

                .1      a change in the Work;

                .2 the amount of the adjustment in the Guaranteed Maximum Price, if any; and

                .3 the extent of the adjustment in the Contract Time, if any.

        7.2.2 Methods used in determining adjustments to the Guaranteed Maximum Price may include those listed in Subparagraph 7.3.3.

7.3     CONSTRUCTION CHANGE DIRECTIVES

        7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and the Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Guaranteed Maximum Price or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Guaranteed Maximum Price and Contract Time being adjusted accordingly.



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        7.3.2 A Construction  Change  Directive  shall be used in the absence of total agreement on the terms of a Change Order.

        7.3.3 If the Construction Change Directive provides for an adjustment to the Guaranteed Maximum Price, the adjustment shall be based on one of the following methods:

                .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

                .2      unit  prices   stated  in  the  Contract   Documents  or
                        subsequently agreed upon;

                .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

                .4      as provided in Subparagraph 7.3.6.

        7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect, ARS and the Owner within ten (10) days of the Contractor's receipt of a Construction Change Directive of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Guaranteed Maximum Price or Contract Time.

        7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Guaranteed Maximum Price and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

        7.3.6 If the Contractor does not timely respond or disagrees with the method for adjustment in the Guaranteed Maximum Price, or if time requirements dictate (in the Owner's reasonable opinion), the Architect shall make all required certifications with respect to such Work, and the Cost of such Work shall then be determined by the Owner on the basis of the actual Costs incurred by the Contractor plus, in case of increase in the Guaranteed Maximum Price, a percentage fee for overhead and profit not to exceed three percent (3%) of such Work's actual Cost. In such case, and also under Clause 7.3.3.3 above, the Contractor shall keep and present, in such form as the Architect and the Owner



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may  prescribe,  an  itemized  accounting  of the  actual  costs  together  with appropriate supporting data. For the purposes of this Subparagraph 7.3.6, actual Cost shall be defined and limited to the cost of the following:

                .1 costs of Subcontractors and costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom and workers' or workmen's compensation insurance (or such proratable portion thereof);

                .2      costs of materials,  supplies and  equipment,  including
                        cost  of   transportation,   whether   incorporated   or
                        consumed;

                .3 reasonable rental costs of machinery and equipment, exclusive of hand tools (not customarily owned or used for such construction), obtained and used specifically for such Work, whether rented from the Contractor or others;

                .4 costs of premiums for all bonds (if any), permit fees and sale, use or similar taxes directly attributable to such Work, and the cost of any additional insurance beyond that required by this Contract; and

                .5 an amount not to exceed one thousand, one hundred ($1,100.00) per day for each day such Change Directive extends the Contract Time, such sum intended to compensate for the costs of general conditions.

Unless otherwise agreed by the Owner, the Architect and the Owner's lender, actual cost does not include any item which could be deemed to be a general conditions costs or overhead, such as, but not limited to, the cost of the Contractor and Subcontractor supervisory personnel assigned to the Work, and field office and related expenses, unless the Contract Time is extended.

        7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Guaranteed Maximum Price shall be actual net cost as confirmed by the Architect and the Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

        7.3.8 If the Owner and the Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be determined in accordance with Section 8.3 below.

        7.3.9 When the adjustments in the Guaranteed Maximum Price and Contract Time are determined as provided herein such determination shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4     MINOR CHANGES IN THE WORK

        7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Guaranteed Maximum Price or extension of the Contract Time and not inconsistent with the intent of the Contact Documents. Such changes shall be effected by written order and shall be binding on the Owner and the Contractor. The Contractor shall carry out such written orders promptly.


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                                    ARTICLE 8
                                      TIME

8.1     DEFINITIONS

        8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

        8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

        8.1.3 The date of Substantial Completion is the date certified by the Architect and approved by the Owner in accordance with Paragraph 9.8.

        8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2     PROGRESS AND COMPLETION

        8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

        8.2.2 The Contractor shall not, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five (5) days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interest.

        8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3     DELAYS AND EXTENSIONS OF TIME

        8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner, ARS or the Architect, or of any employee of any of them, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by occurrences beyond the control and without the fault or negligence of the Contractor and which by the exercise of reasonable diligence the Contractor is unable to prevent or provide against, including area wide industry labor disputes (other than disputes limited to the work force of, or provided by, the Contractor or its Subcontractors), fire, unusual delay in deliveries not reasonably anticipatable, unavoidable casualties, or by other occurrences which the Architect, subject to the Owner's approval, determines may justify delay, then, provided that the Contractor is in compliance with Paragraph 4.2 hereof, the Contract Time shall be extended by Change Order or Construction Change Directive for the length of time actually and directly caused by such occurrence as determined by the Architect and approved by the Contractor and the Owner (such approval not to be unreasonably withheld, delayed or conditioned); provided, however, that such extension of the Contract Time shall be net of any delays caused by or due to the fault or negligence of the Contractor or which are otherwise the responsibility of the Contractor and shall also be net of any contingency or "float" time allowance included in the Contractor's construction schedule. The Contractor shall, in the event of any occurrence likely to cause a delay, cooperate in good faith with the Architect and the Owner to minimize and mitigate the impact of any such occurrence and do all things reasonable under the circumstances to achieve this goal. Notwithstanding anything herein to the contrary, extension of time provided for the completion of the Work shall be the Contractor's sole remedy for delay, unless the same shall have been caused by acts of the Owner or ARS which unreasonably interfere with the Contractor's performance of the Work and where such acts of the Owner or ARS continue after the Contractor's notice to the Owner of such interference, the Owner's exercise of any of its rights under the Contract, including, without limitation, its rights under Article 7, Changes in the Work, regardless of the extent or number of such changes or the Owner's exercise of any of its remedies of suspension of the Work or requirement of correction or re-execution of any defective Work, shall not under any circumstances be construed as intentional interference with the Contractor's performance of the Work.



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        8.3.2  Claims  relating  to  time  shall  be  made  in  accordance  with applicable provisions of Paragraph 4.2.

                                    ARTICLE 9
                             PAYMENTS AND COMPLETION

9.1     CONTRACT SUM

        9.1.1 The Contract Sum is stated in the Agreement and, subject to the Guaranteed Maximum Price, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2     SCHEDULE OF VALUES

        9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect, the Owner and ARS a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, the Owner or ARS, shall be used as a basis for reviewing the Contractor's Applications for Payment.
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90
9.3     APPLICATIONS FOR PAYMENT

        9.3.1 At least ten (10) days before the date established for each progress payment, the Contractor shall submit to the Architect, the Owner or ARS an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized and supported by such data substantiating the Contractor's right to payment as the Owner or the Architect may reasonably require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents. Any allowances included in the Application for Payment shall be separately itemized with supporting data attached. The
Application for Payment shall be on a form as provided by the Architect and approved by the Owner and the Owner's lender and shall be accompanied by a certification by an officer of the Contractor to the effect that: "There are no known mechanic's, materialmen's or laborer's liens or claims or any other liens or claims, legal or equitable, contractual, statutory or constitutional, which have been asserted as of the date of this Application for Payment; all due and payable bills with respect to the Work have been paid to date or are included in the amount requested in the current Application for Payment and will be paid to the parties entitled thereto in exchange for partial lien waivers and except for said parties to be paid from the amounts requested in the current Application for Payment and from whom the Contractor will obtain partial lien waivers, there is no known legally sustainable basis for the filing of any mechanics', materialmen's or laborer's lien or claim or any other lien or claim, legal or equitable, contractual, statutory or constitutional, on the Work; and waivers and releases from all Subcontractors, Sub-subcontractors, laborers and materialmen for Work done and materials furnished through the end of the period covered by last Application for Payment have been obtained and will be obtained upon making payment to all parties covered by the current Application for Payment in such form as to constitute an effective waiver and release of all such liens and claims under the laws of the State of Texas and shall be delivered to the Architect together with the Contractor's waiver and release of liens and claims at (1) the time of submission of the Application for Payment as to all waivers and releases applicable to the immediate preceding Application for Payment and (ii) at the time of the next or Final (as applicable) Application for Payment as to the current Application for Payment."

          9.3.1.1 Such Applications for Payment may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

          9.3.1.2 Such Applications for Payment may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

        9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation within thirty (30) days in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

        9.3.3 The Contractor warrants and agrees that title to all Work will pass to the Owner either by incorporation in the construction or upon the receipt of payment thereof by the Contractor, whichever occurs first, free and clear of all liens, claims, security interest or encumbrances whatsoever. The vesting of such title shall not impose any obligations on the Owner or relieve the Contractor of any of its obligations under the Contract. The Contractor shall remain responsible for damage to or loss of the Work, whether completed or under construction, until responsibility for the Work has been accepted by the Owner in the manner set forth in the Contract Documents. No Work covered by an



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Application  for Payment  will have been  acquired by the  Contractor  or by any other person performing Work at the site or furnishing materials and equipment for the Project, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the seller. Nothing contained herein shall be construed as a limitation on the furnishing of lien waivers as may be required by the Owner.

        9.3.4 Suitable storage which is off the Project site shall be a bonded warehouse or appropriate storage approved by the Owner and the Owner's lenders with the stored materials property tagged and identifiable for this Project and property segregated from other materials. The Owner's written approval shall be obtained before the use of an off-site storage is made. Such approval may be withheld in the Owner's sole discretion.

9.4     CERTIFICATES FOR PAYMENT

        9.4.1 The Architect will, within three (3) business days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and the Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

        9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has
(1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Guaranteed Maximum Price.




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9.5     DECISIONS TO WITHHOLD CERTIFICATION

        9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application for Payment, the Architect will notify the Contractor, ARS and the Owner as provided in Subparagraph 9.4.1. If the Contractor and the Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss because of:

                .1      defective Work not remedied;

                .2      third  party   claims  filed  or   reasonable   evidence
                        indicating probable filing of such claims;

                .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

                .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Guaranteed Maximum Price;

                .5      damage to the Owner or another contractor;

                .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay;

                .7      persistent  failure to carry out the Work in  accordance
                         with the Contract Documents; or

                .8      failure to attend required meetings.

        9.5.2 When the above reasons for withholding certification are addressed to the Owner's satisfaction or are removed or waived by the Owner in writing, certification will be made for amounts previously withheld.




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9.6     PROGRESS PAYMENTS

        9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

        9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

        9.6.3 The Owner will request that the Architect, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and the Owner on account of portions of the Work done by such Subcontractor.

        9.6.4 Neither the Owner nor the Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

        9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.6, 9.6.3 and 9.6.4.

        9.6.6 A Certificate for Payment, a progress payment, or partial or entire use of occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.
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94
9.7     FAILURE OF PAYMENT

        9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven (7) days after receipt of the Contractor's Application for Payment, or if the Owner does not for reasons other than a default under the Contract, including Section 9.5.1 - 9.5.8, pay the Contractor within seven (7) days after the date established in the Contract Documents the amount certified by the Architect, then the Contractor may, upon seven (7) additional days' written notice to the Owner and the Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Guaranteed Maximum Price shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8     SUBSTANTIAL COMPLETION

        9.8.1 Substantial Completion is the stage in the progress of the Work when the Work (or designated portion thereof which the Owner agrees to accept separately) is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use. The Work will not be considered suitable for Substantial Completion review until all Project systems included in the Work are operational as designed and scheduled, all designated or required governmental inspections and certifications have been made and posted and instruction of the Owner's personnel in the operation of systems has been completed.

        9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents in order to certify that the Work is substantially complete, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion for approval by the Owner, which upon such approval shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and the Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate of Substantial Completion. Warranties required by the Contract Documents shall commence on the date of Final Completion of the Work. The Certificate of Substantial Completion shall be submitted to the Owner and the Contractor for their written acceptance of responsibilities assigned to them in such Certificate of Substantial
Completion. The Owner shall be obligated to approve the Certificate of Substantial Completion when Substantial Completion of the Project has occurred as defined and set forth in Subparagraph 9.8.1 above.

        9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.



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9.9     PARTIAL OCCUPANCY OR USE

        9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and the Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and the Contractor or, if no agreement is reached, by decision of the Architect and ARS.

        9.9.2 Immediately prior to such partial occupancy or use, the Owner, the Contractor and the Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

        9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.
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96
9.10    FINAL COMPLETION AND FINAL PAYMENT

        9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate for Payment is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

        9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect, the Owner and ARS (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by the Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least thirty (30) days' prior written notice has been given to the Owner, (3) a written statement that the insurance will cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data reasonably establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interest or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

        9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect, the Owner and ARS prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.2.5.

        9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled on that payee's final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.2.5.
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97
                                   ARTICLE 10
                       PROTECTION OF PERSONS AND PROPERTY

10.1    SAFETY PRECAUTIONS AND PROGRAMS

        10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

        10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) or other hazardous materials which has not been rendered harmless, sinkholes, springs, caves or other karst features, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner, ARS and the Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and the Contractor.

        10.1.3 The Contractor shall not be required pursuant to Article 7 to perform any Work relating to asbestos or polychlorinated biphenyl (PCB), or any other hazardous materials.

10.2    SAFETY OF PERSONS AND PROPERTY

        10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

                .1 employees on the Work and other persons who may be affected thereby;

                .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

                .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

        10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or environmental features or their protection from damage, injury or loss.

        10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.



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        10.2.4 When use or storage of explosives or other hazardous materials or equipment  or unusual  methods are  necessary  for  execution  of the Work,  the
Contractor   shall  exercise  due  care  and  carry  on  such  activities  under supervision of properly qualified personnel.

        10.2.5 The Contractor shall promptly remedy at its sole cost, damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except to the extent of damage or loss attributable to acts or omissions of the Owner or the Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

        10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and the Architect.

        10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.
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99
10.3    EMERGENCIES

        10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraphs 4.2 and 8.3 and Article 7.

                                   ARTICLE 11
                               INSURANCE AND BONDS

11.1       THE CONTRACTOR'S INSURANCE

        11.1.1 The Contractor shall, at its sole expense, maintain in effect at all times during the full term of the Work under the Contract and as otherwise required under the Contract Documents, insurance coverages with limits not less than those set forth in Addendum I attached hereto and as set forth below. None of the requirements contained herein as to types, limits or the Owner's approval of insurance coverage to be maintained by the Contractor is intended to and shall not in any manner limit, qualify or quantify the liabilities and obligations assumed by the Contractor under the Contract or otherwise provided by law.

        11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages written on an occurrence basis shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

        11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled, modified, altered or allowed to expire until at least thirty (30) days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.
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100
11.2    BROAD FORM BOILER AND MACHINERY INSURANCE

        11.2.1 To the extent required by the Owner's lender and not otherwise covered by other policies of insurance required by this Contract to be maintained by the Contractor, the Contractor shall maintain as a Cost of the Work boiler and machinery insurance for replacement cost value. This insurance shall include the interests of the Owner and the other Indemnitees (hereinafter defined), the Contractor and Subcontractors in the Work as set forth in Subparagraph 11.3.1 below. The boiler and machinery insurance described herein, if required, shall include a Waiver of Subrogation in favor of the Indemnitees.

        11.2.2 If requested by the Owner, the Contractor shall obtain, and shall require each Subcontractor designated by the Owner to obtain, a Performance Bond and Labor and Material Payment Bond in the amount of one hundred percent (100%) of the Guaranteed Maximum Price in the case of the Contractor, and one hundred percent (100%) of the applicable contract amount of each designated Subcontractor. The Contractor shall deliver the executed originals and two (2) executed copies of each of its required bonds to the Owner not later than the than the date of execution of the subcontract with any such Subcontractor. The bonds shall in all respects conform to the requirements of the law of the State of Texas including, without limitation, the requirements of TEX. PROP. CODE ANN. ss.ss.53.201-53.211 (Vernon 1984 & Supp. 1992) (Subchapter I. Bonds to Pay Liens or Claims), as amended, and shall (1) name as obligees: the Owner and the other indemnitees, any lender(s) of the Owner, if any, and the title insurance company(ies) which has (have) issued title policies to the Owner or its lender(s), if any, (2) be in a form satisfactory to the Owner and licensed to do business in the State of Texas, (3) be in an amount equal to one hundred percent (100%) of the Guaranteed Maximum Price, and (4) be automatically increased in the amount of any additive Change Orders and Construction Change Directives signed by the Owner upon thirty (30) days' notice to the issuing surety. The premium for bonds required above shall be paid by the Owner unless such premium is included in the Contract Documents as the obligation of the Contractor. Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall after receiving written consent of the Owner promptly furnish a copy of the bonds or shall permit a copy to be made.

11.3    BUILDER'S RISK INSURANCE

        If requested by the Owner in writing, the Contractor shall maintain, as a Cost of the Work, all-risk builder's risk insurance as follows:

        11.3.1 If requested by the Owner in writing, the Contractor shall carry completed value form builder's risk property insurance (subject to a deductible per loss not to exceed Five Thousand and No/100 Dollars [$5,000.00]) upon the entire Work for one hundred percent (100%) of the full replacement cost value thereof (one hundred percent [100%] includes additional costs of architectural and engineering services in the event of a loss). This policy shall include the interests of the Owner, the Owner's lender(s) and the other indemnitees, the Contractor, and Subcontractors as named insureds, as their interests may appear, and shall be on an "All Risk" basis for physical loss or damage including, without limitation, fire, flood, earthquake, subsidence, hail, theft, vandalism, debris removal, collapse, expediting expenses, partial occupancy and malicious mischief and shall include, without limitation, coverage for portions of the Work while it is stored off the site or is in transit. This policy shall provide, by endorsement or otherwise, that the Contractor shall be solely responsible for the payment of all premiums under the policy, and that subject to any reimbursement to the Contractor under the Agreement, the Owner, the Owner's lender(s) and the other indemnitees shall have no other obligation for the payment thereof, notwithstanding that the Owner (or mortgagee loss payee) and the other Indemnitees are named insureds (or mortgagee loss payee) under the policy. Any insured loss or claim of loss shall be adjusted by the Owner, and any settlement payments shall be made payable to the Owner as trustee for the

101


insureds, as their interests may appear, subject to the requirements of any applicable mortgagee clause. Upon the occurrence of an insured loss or claim of loss, monies received will be held by the Owner who shall make distribution in accordance with an agreement to be reached in such event between the Owner and the Contractor. If the parties are unable to agree between themselves on the settlement of the loss, such dispute shall be submitted to a court of competent jurisdiction to determine ownership of the disputed amounts but the Work of the Project shall nevertheless progress during any such period of dispute without prejudice to the rights of any party to the dispute. Subject to the reimbursement provisions in the Agreement, the Contractor shall be responsible for any loss within the deductible area of the policy. The builder's risk policy described herein shall include a Waiver of Subrogation in favor of the Indemnitees.

        11.3.2 The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

        11.3.3 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to the Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least thirty (30) days' prior written notice has been given to the Contractor. All policies shall be on a form at least as broad as AI.567.

        11.3.4 All policies of insurance required under the Contract Documents shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

        11.3.5 A loss insured under the policy holder's property insurance shall be adjusted by the policy holder as fiduciary and made payable to the policy holder as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.7. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

102


        11.3.6 If required in writing by a party in interest, the policy holder as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the policy holder's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The policy holder shall deposit in a separate account proceeds so received, which the policy holder shall distribute in accordance with such agreement as the parties in interest may reach. If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order or provided for in this Agreement.

        11.3.7 The policy holder as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five (5) days after occurrence of loss to the policy holder's exercise of this power. The policy holder as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

        11.3.8 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4    THE CONTRACTOR'S EQUIPMENT POLICY

        11.4.1 Any such insurance policy covering the Contractor's or Subcontractors' equipment against loss by physical damage shall include an endorsement waiving the insurer's right of subrogation against the Indemnitees. Such insurance shall be the Contractor's and Subcontractor's sole and complete means of recovery for any such loss. Should the Contractor or Subcontractors choose to self insure this risk, it is expressly agreed that the Contractor and Subcontractors hereby waive any claim for damages or loss to said equipment in favor of the Indemnitees.
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103
11.5    EVIDENCE OF INSURANCE

        11.5.1 Evidence of insurance coverage required to be maintained by the Contractor under this Article 11, represented by Certificates of Insurance issued by the insurance carrier, must be furnished to the Owner prior to the Contractor starting Work; provided, however that any action or failure to act by the Owner in requesting, obtaining or requiring the Contractor to furnish Certificates of as contemplated herein shall not constitute a waiver of the Contractor's obligation to maintain the insurance policies and coverages required under this Article 11, nor shall such action or failure to act constitute to act constitute approval of or acquiescence in a breach by the Contractor hereunder. Certificates of Insurance shall specify the insured status mentioned above in this Article 11, as well as the waivers of subrogation. Such Certificates of Insurance shall state that the Owner will be notified in writing thirty (30) days prior to cancellation, change or non-renewal of insurance. The Contractor shall provide to the Owner a certified copy of any and all applicable insurance policies upon request of the Owner. Timely renewal certificates will be provided to the Owner as the coverage renews.

11.6    SUBCONTRACTORS' INSURANCE

        11.6.1 Insurance similar to that required of the Contractor shall be provided by or on behalf of all Subcontractors to cover their operations performed under the Contract; provided, however, that the limits of such insurance may be adjusted in accordance with the nature of each Subcontractor's operations. The Contractor shall in any event be held responsible for any modifications in these insurance requirements as they apply to Subcontractors, the Contractors shall maintain Certificates of Insurance from all Subcontractors, enumerating, among other things, the waivers in favor of, and insured status of, the Indemnitees, as required herein, and shall provide to the Owner and ARS a copy of each Certificate of Insurance from each Subcontractor before that Subcontractor is permitted to begin Work on the Project.

11.7    RELEASE AND WAIVER

        11.7.1 The Owner and the Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, the Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or the Contractor, as appropriate, shall require of the Architect, the Architect's consultants, separate contractors described in
Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein.
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104
11.8    INDEMNIFICATION

        11.8.1 To the fullest extent permitted by applicable law, the Contractor shall and does agree to indemnify, protect, defend and hold harmless the Owner, lenders, successors, assigns, heirs, legal representatives, devisees, trustees, officers, directors, shareholders, employees and agents (the "Indemnitees") for, from and against all liabilities, claims, damages, losses, liens, fines, penalties, costs, causes of action, suits, judgments and expenses (including court costs, attorney fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or in part), (1) the Work performed hereunder, or any part thereof, (2) the Contract, or (3) any act or omission of the Contractor, any Subcontractor, anyone directly or indirectly employed by them, or anyone that they control or exercise control over (collectively, "Liabilities"). The obligations of the Contractor under this indemnification shall apply to Liabilities even if such Liabilities arise from or are attributed to the concurrent negligence of any Indemnitee. This indemnification shall not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation acts, disability benefit acts or other employees benefit acts.

        11.8.2 It is understood and agreed that Paragraph 11.8 above is subject to, and expressly limited by, the terms and conditions of TEX. CIV. PRACT. & REM. CODE ANN. ss.ss. 130.001-130.005 (Vernon Supp. 1992), as amended.

                                   ARTICLE 12
                        UNCOVERING AND CORRECTION OF WORK

12.1    UNCOVERING OF WORK

        12.1.1 If a portion of the Work is covered contrary to the Architect's or the Owner's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect or the Owner, be uncovered for the Architect's or the Owner's observation and be replaced at the Contractor's expense without change in the Contract Time.

        12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

105
12.2    CORRECTION OF WORK

        12.2.1 The Contractor shall promptly correct Work rejected by the Architect or the Owner, as incomplete, defective or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed.

        12.2.2 If, within one (1) year after the later of the date of Final Completion of the Work or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so. This obligation under this Subparagraph 12.2.2 shall survive acceptance of Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

        12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

        12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect or the Owner, the Owner may remove it and store the salvageable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten (10) days after written notice, the Owner may upon ten (10) additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect's and ARS's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

        12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

        12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents under law or in equity. Establishment of the time period as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the

106


Work. The corrective remedies set forth in this Paragraph 12.2 are not exclusive and shall not deprive the Owner of any action, right or remedy otherwise available to it for breach of any of the provisions of the Contract Documents.

12.3    ACCEPTANCE OF NONCONFORMING WORK

        12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Guaranteed Maximum Price will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

13.1    GOVERNING LAW

        13.1.1 The Contract shall be governed by the laws of the State of Texas.

13.2    SUCCESSORS AND ASSIGNS

        13.2.1 The Owner and the Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. The Contractor shall not assign the Contract without written consent of the Owner. If the Contractor attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

107
13.3    WRITTEN NOTICE

        13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4    RIGHTS AND REMEDIES

        13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

        13.4.2 No action or failure to act by the Owner, the Architect or the Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5    TESTS AND INSPECTIONS

        13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations, or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. Third party testing does not relieve the Contractor from its responsibilities to perform the Work in accordance with the Contract Documents.

        13.5.2 If the Architect, the Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect, ARS and the Owner of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

        13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.

        13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

108


        13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

        13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6    INTEREST

        13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the legal rate applicable to state court judgments prevailing from time to time in the State of Texas.

13.7    ATTORNEYS' FEES

        13.7.1 If any action at law or in equity or an arbitration proceeding is necessary to enforce or interpret the terms of the Contract, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

13.8    MECHANICS' AND MATERIALMEN'S LIENS

        13.8.1 The Contractor shall save and keep the Owner, the Owner's loan proceeds and the Owner's property free from all mechanics' and materialmen's liens and all other liens and claims, legal or equitable, arising out of the Contractor's Work hereunder. In the event any such lien or claim is filed by anyone claiming by, through or under the Contractor, the Contractor shall obtain a release or discharge thereof or bond the same in accordance with Texas Property Code Sections 53.171 through 53.175, as amended from time to time, within ten (10) days of the filing thereof.

13.9    GENERAL PROVISIONS

        13.9.1 The Contract Documents contain the entire agreement between the Contractor and the Owner, and no oral statements or prior written matter not specifically incorporated in the Contract Documents shall be of any force or effect. The Contract may not be modified except by a written document executed by both parties.

        13.9.2 The parties hereto hereby agree that venue of any action under the Contract shall be exclusively in Travis County, Texas, it being understood that the Contract is performable in such county.

109


        13.9.3 If any provision of the Contract is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and the Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision is not a part thereof, and the remaining provisions of the Contract shall remain in full force and effect. In lieu of any illegal, invalid or unenforceable provision of the Contract, there shall be added automatically as a part thereof, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        13.9.4 The parties acknowledge that each party and, if it so chooses, its counsel have reviewed and revised the Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Contract or any amendments or exhibits thereto.

        13.9.5 All section headings in the Contract are for convenience of reference only and are not part of the Contract, and no construction or interference shall be derived therefrom. Whenever required by the context, any gender shall include the plural, and the plural shall include the singular. Each defined term herein may be used in its singular or plural form whether or not so defined.

                                   ARTICLE 14
                    TERMINATION OR SUSPENSION OF THE CONTRACT

14.1    TERMINATION BY THE CONTRACTOR

        14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of ninety (90) days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

                .1 issuance of an order of a court or other public authority having jurisdiction;

                .2 an act of government, such as a declaration of national emergency, making material unavailable;

110


                .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

                .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than one hundred percent (100%) of the total number of days scheduled for completion, or one hundred twenty (120) days in any 365-day period, whichever is less.

        14.1.2 If one of the above reasons exists, the Contractor may, upon seven (7) additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

        14.1.3 If the Work is stopped for a period of sixty (60) days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven (7) additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2    TERMINATION BY THE OWNER FOR CAUSE

        14.2.1 The Owner may terminate the Contract if the Contractor:

                .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

                .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

                .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

111


                .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

        14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven (7) days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

                .1      take  possession  of the  site  and  of  all  materials,
                        equipment,   tools,  and   construction   equipment  and
                        machinery thereon owned by the Contractor;

                .2      accept   assignment   of   subcontracts    pursuant   to
                        Paragraph 5.4; and

                .3 finish the Work by whatever reasonable method the Owner may deem expedient.

        14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

        14.2.4 If the costs to complete the Work exceed the unpaid balance of the Guaranteed Maximum Price, the Contractor shall pay promptly the difference to the Owner. The amount to be paid to the Owner shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

        14.2.5 It is recognized that: (1) if an order for relief is entered on behalf of the Contractor pursuant to Title 11 of the United States Code, (2) if any other similar order is entered under any other debtor relief laws, (3) if the Contractor makes a general assignment for the benefit of its creditors, (4) if a receiver is appointed for the benefit of the Contractor's creditors, or (5) if a receiver is appointed on account of the Contractor's insolvency, any such event could impair or frustrate the Contractor's performance of the Contract. Accordingly, it is agreed that upon the occurrence of any such event, the Owner shall be entitled to request of the Contractor or its successor-in-interest adequate assurance of future performance in accordance with the terms and conditions of the Contract. Failure to comply with such request within ten (10) days of delivery of the request shall entitle the Owner to terminate the Contract and to the accompanying rights set forth above in Subparagraphs 14.2.1 through 14.2.4 hereof. In all events pending receipt of adequate assurance in accordance therewith, the Owner shall be entitled to proceed with the Work with its own forces or with other contractors on a time and material or other appropriate basis, the cost of which will be counted as part of the Contract Sum.

112




14.3    TERMINATION BY THE OWNER FOR CONVENIENCE

        14.3.1 In addition to the Owner's right to remove the Contractor from any part of the Work pursuant to the Contract Documents, the Owner may, at any time, at will and without cause, terminate any part of the Work or any subcontract or all remaining Work for any reason whatsoever by giving written notice to the Contractor specifying the Work or subcontract to be terminated and the effective date of termination. The Contractor shall continue to prosecute the part of the Work not terminated. If the Work or any subcontract is so terminated, the Owner shall incur no liability to the Contractor by reason of such termination, except that the Contractor shall be entitled to payment for Work properly executed in accordance with the Contract Documents prior to the effective date of termination (the basis for such payment shall be as provided in the Contract), and for costs directly related to the Work thereafter performed by the Contractor in terminating such Work or subcontract, including reasonable cancellation charges of Subcontractors and a reasonable fee for profit up to a total maximum amount of Two Hundred Twenty-five Thousand and No/100 Dollars ($225,000.00) to compensate the Contractor for profits lost as the result of such termination. No payment shall be made by the Owner, however, to the extent that such Work or subcontract is, was or could have been terminated under the Contract Documents without loss, cost or expense to the Contractor or where an equitable adjustment is made or denied under another provision of the Contract without loss, cost or expense to the Contractor. In case of such termination, the Owner will issue a Construction Change Directive or authorize a Change Order making any required adjustment to the scheduled Date of Final Completion and/or the Guaranteed Maximum Price. For the part of the Work terminated, the applicable provisions of the Contract Documents shall continue in full force and effect as to all Work performed prior to the effective date of termination. For the remainder of the Work, the Contract Documents shall remain in full force and effect.

        14.3.2 The Owner shall not be responsible for damages for loss of anticipated profits on Work not performed on account of any termination described in Subparagraph 14.3.1 in excess of Two Hundred Twenty-five Thousand and No/100 Dollars ($225,000.00).

113


OWNER:

NATIONAL INSTRUMENTS COMPANY, a
Delaware corporation



By:      /s/  David Hugley
         -----------------
     Print Name: David Hugley
     Title:   Secretary



CONTRACTOR:

WHITE CONSTRUCTION CO., a Mississippi
corporation



By:    /s/   Neel White
       ----------------
     Print Name:   Neel White
     Title:   President


                                   RT\12076.14\PHASE2\CONDIT\DRAFT.FI4,08/06/97

114


                                   ADDENDUM I
                                    INSURANCE

        At the Contractor's sole expense, the Contractor shall obtain and maintain in full force and effect the following insurance for claims which may arise from the performance of the Work, whether resulting from the Contractor's operations or the operations of any Subcontractor, anyone directly or indirectly in the employ of any of them, or by any individual or entity whose acts they may be liable:

        (1) Workers' Compensation Insurance: The Contractor shall maintain workers' compensation and employer's liability insurance, disability benefits and other similar employee benefit claims.

                (A) The employer's liability limit shall not be less than $10,000,000.00 each accident for bodily injury by accident, $10,000,000.00 policy limit for bodily injury by disease and $10,000,000.00 each employee for bodily injury by disease.

        (2) Commercial General Liability: The Contractor shall maintain a commercial general liability (CGL) policy with a limit of not less than $10,000,000.00 each occurrence. If such CGL insurance contains a general aggregate limit, it shall apply separately to the Project.

                (A) The CGL policy will be written on an ISO occurrence from CG 00 01 1093 and it shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury including coverage directly or indirectly related to the person's employment by the Contractor or personal injury claims for damages to any other persons, advertising injury and liability assumed under the insured contract, including the tort liability or another assumed in a business contract.

                (B) The Owner shall be included as an additional insurance under the CGI policy, using ISO additional insured endorsement CG 20 10. This insurance shall apply as excess insurance with respect to any other insurance afforded to the Owner.

                (C) The Contractor's CGL policy shall include a cross liability clause.

115


                (D) There shall be no endorsement nor modification of the CGL policy limiting the scope of coverage for liability arising from explosion, collapse, underground property damage or employment related practices.

                (E)     The  Contractor  shall  maintain  the GCL  policy for at
                        least  two  (2)  years   following  the  date  of  Final
                        Completion.

        (3) Business Auto: The Contractor shall maintain business auto liability with a limit of not less than $10,000,000.00 each accident. Such insurance shall cover liability arising out of any auto (including owned, hired and nonowned autos).

                (A) Business auto coverage shall be written on ISO form CA 00 01. If necessary, the policy shall be endorsed to provide contractual liability coverage equivalent to that provided in the 1990 and later editions of CA 00 01.

                (B) The Contractor waives all rights against the Owner and its agents, officers, directors and employees for recovery of damages to the extent these damages are covered by the business auto liability policy obtained by the Contractor.

        (4) Umbrella/Excess Liability. The Contractor shall secure this insurance if necessary to meet the limits required above. This insurance shall protect the Owner against claims in excess of the limits provided under the employer's liability, automobile liability and general liability policies. At a minimum, the umbrella/excess liability policy shall follow the form of the primary insurance.

Applicable to all Insurance: Prior to commencing Work, the Contractor agrees to provide appropriate certificates of insurance coverages as requested by the Owner. Such certificates shall provide that the insurance carrier shall give the Owner thirty (30) days' written notice of any cancellation or material change in the policy. This notice must be given by certified or registered mail. Failure of the Owner to demand such certificates or other evidence of full compliance with the insurance requirements or failure of the Owner to identify a deficiency from evidence that is provided shall not be construed as a waiver of the Contractor's obligation to maintain such insurance.

In the event the Contractor fails to maintain any insurance coverages required under the Agreement, the Owner may maintain such coverage and charge the expense to the Contractor.

The Contractor must update renewal certificates as appropriate.

The procurement and maintenance of the above insurance coverages shall not limit or affect any liability which the Contractor may have by virtue of the Agreement or otherwise. The Owner has the right, but not the duty, to receive copies of all insurance policies upon request.